Exhibit 10.17

“Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv) because it is both (i) not material and (ii) and the type of information that is confidential.”

Item 1 - LABOR HOUR SUBCONTRACT AGREEMENT (REV 01/01/2020)

IN CONSIDERATION of the promises, mutual covenants, and agreements contained herein, the parties agree as follows:

This Labor Hour (LH) Subcontract Agreement constitutes the entire agreement and understanding between the parties with respect to ALL documents incorporated herein and supersedes all prior representations and agreements. It shall not be varied except by an instrument in writing of subsequent date duly executed by authorized representatives of the parties.

Item 2 - DEFINITIONS

As used throughout this Agreement, the following terms shall have the meanings set forth below:

a.	The term "Seller" shall mean the party executing this Agreement with Buyer;
b.	The term "Buyer" shall mean CACI, Inc - Federal
c.	The term "Government" shall mean the United States of America;
d.	The term "Lower-tier Subcontractor" shall mean any person or company contracting with the Seller to perform a portion of the work called for by this Agreement;
e.	The terms "Agreement" and “Subcontract” are synonymous;
f.	The term "Prime Contract" shall mean the contract with the Government designated on the front page of this Agreement;
g.	The term "Contracting Officer” (CO) shall mean the person executing the Prime Contract on behalf of the Government and any other officer or civilian employee of the Government who is a properly designated Contracting Officer for the Prime Contract;
h.	The term "FAR" shall mean the Federal Acquisition Regulation, the term "DFARS" shall mean the Department of Defense FAR Supplement, and "FAR AGENCY SUPPLEMENT" shall mean supplements of other Federal agencies;
i.	The term “Government Property” shall mean all property owned or leased by the Government. Government Property includes both “Government Furnished Property (GFP) and Contractor Acquired Property (CAP) OR Government Furnished Information (GFI);
j.	The terms “Performance Work Statement” (PWS) and “Statement of Work” (SOW) are synonymous.

Item 3 - STATEMENT OF WORK

Seller shall, except as otherwise provided, furnish the personnel, equipment, property, and travel necessary to perform the work as set forth in the applicable referenced Statement of Work. For all work performed, Seller shall report to, and where required, seek approval from Buyer’s Technical Representative identified in the Article entitled REPRESENTATIVES AND COMMUNICATIONS.

Item 4 - PERIOD OF PERFORMANCE

Base Year: DOA - 4/6/2021

Option Year 1(if exercised): 4/7/2021 – 4/6/2022

Option Year 2(if exercised): 4/7/2022 – 4/6/2023

Option Year 3(if exercised): 4/7/2023 – 4/6/2024

Option Year 4(if exercised): 4/7/2024 – 4/6/2025

Item 5 - EXERCISE OF OPTIONS

Buyer may unilaterally exercise the option(s) specified above by providing written notice to the Seller in the form of a modification to the Agreement prior to expiration. Should Buyer exercise an option(s) hereunder, all contractual terms and conditions in force shall apply during the option period(s).

Item 6 - PRICES AND SCHEDULE FOR SERVICES

The ceiling value, as stated below, represents the total value for the duration of this Agreement.

Period of Performance	Labor	Travel	Ceiling Value
Base Year	$622,080.00		$622,080.00
Option Year 1	$634,521.60		$634,521.60
Option Year 2	$647,212.03		$647,212.03
Option Year 3	$660,156.77		$660,156.77
Option Year 4	$673,359.40		$673,359.40
Total Not-To-Exceed Ceiling Value			$3,237,329.30

The fully burdened labor rates shall include ALL direct, indirect, general and administrative costs, profit and any other costs as defined in accordance with FAR Part 15. Unless otherwise provided herein, the price of the services includes all applicable Federal, State, and Local taxes, customs duties, import fees of any kind, and shipping/delivery charges.

Seller/Off Site Work: the Seller shall furnish all typical supplies and services routinely required in the industry for the same or similar work. These supplies and services include but are not limited to, telephones, faxes, personal computers, business computer software, office furniture, supplies, and services, and normal copying and reproductions costs.

Government/Buyer/On Site Work: the Government/Buyer may furnish personal computers, faxes, telephone, business computer software, office space and associated furniture, equipment and office supplies, unless otherwise specified.

Seller shall be paid the fixed labor hour rates specified below for the item(s) and/or services listed in accordance with the SOW. The amounts shall be computed by multiplying the hourly rates prescribed herein by the number of direct labor hours performed. The rates shall include wages, indirect costs, general and administrative expenses, and profit.

Labor Category	Labor Rates Base Year	Labor Rates Option 1	Labor Rates Option 2	Labor Rates Option 3	Labor Rates Option 4
Computer Scientist, Senior

Item 7 - TOTAL FUNDING

This Agreement is incrementally funded in the amount as specified below. Reimbursement of costs will not be provided for any labor category or rate not specified in the Article entitled PRICES AND SCHEDULE FOR SUPPLIES/SERVICES. Additionally, any work performed in excess of the funded amount shall be at the Seller’s risk.

a)	This Agreement authorizes funding in the not-to-exceed amount as stated below. The total maximum liability of the Buyer under this Agreement for all allowable charges incurred and billable by the Seller shall not exceed the authorized funding.

b)	Seller is to promptly notify Buyer’s Subcontracts Representative identified in the Article entitled REPRESENTATIVES AND COMMUNICATION, when 75% of the funded value herein has been expended, or is expected to be expended within the next thirty (30) days.

c)	The following clauses shall apply and are incorporated by reference:

52.232-20	Limitation of Cost (applicable if fully funded)
52.232-22	Limitation of Funds (applicable if incrementally funded)

Labor Category	Hours	Rate	Total
Computer Scientist, Senior			$160,704.00
Total Not-To-Exceed Authorized Funding			$160,704.00

Item 8 - PAYMENT TERMS

Payment terms are net forty-five (45) days after Buyer's receipt of a proper invoice. Payment will be made to the Seller for effort expended and other allowable costs incurred for the previous monthly period. Payment shall not constitute final acceptance. Seller shall retain records in accordance with FAR 52.232-7.

Unless specifically authorized in writing by Buyer, Seller is not authorized to perform and Buyer is not obligated to reimburse Seller for work performed on an overtime, extended work week, shift premium, or uncompensated time basis.

The Seller agrees to indemnify and hold the Buyer harmless for any claims by the Government for fines, penalties, or request for refunds because of billing irregularities of the Seller or rate disputes with the Seller. Buyer may impose on Seller any disallowances, fines and/or penalties that are imposed on Buyer by the Government that relate to any adverse findings by the Government (indirectly or through a prime contractor or higher-tier subcontractor), or by Buyer through its own due diligence, including but not limited to any disallowances, misrepresentations and/or false certifications by Seller.

Buyer may require revised invoices due to shortages, late delivery, rejections, or other failure to comply with the requirements of this Agreement before payment. Any cash discounts will be taken from date of acceptance of delivered items, or date of acceptable invoice, whichever is later.

Item 9 - SUBMISSION OF INVOICES

See: SCHEDULE A: SUBMISSION OF INVOICES

Item 10 - TRAVEL REQUIREMENTS

Seller personnel may be required to travel in order to provide the services and support required under this Agreement. All Seller travel shall be pre-approved by the Buyer’s Technical Representative.

Travel reimbursement(s) shall be limited to rates or amounts considered reasonable, allowable and subject to the documentation requirements as defined in FAR 31.205-46. Reimbursement shall not exceed the rates and expenses allowed by Government travel regulations. In general, airfare shall be limited to the lowest standard or coach airfare available. Authorized reimbursable travel costs shall be billed at actual cost exclusive of all indirect costs with supporting documentation and receipts. Seller shall not be reimbursed for local travel, unless otherwise pre-approved by Buyer’s Subcontracts Representative.

Item 11 - MATERIAL COSTS

No material purchases are authorized under this Labor Hour Agreement. Material costs will not be reimbursed by Buyer.

Item 12 - INSPECTION AND ACCEPTANCE

Inspection and acceptance of all work performance, reports and other deliverables under this Agreement shall be performed at the place of performance. The Buyer reserves the right to conduct any inspection and tests it deems reasonably necessary to ensure that the services provided conform in all respects to the specifications of this Agreement. Services provided by the Seller shall be deemed accepted upon final acceptance from the Government. Services, which upon inspection are found not to be in conformance with contractual specifications, shall be promptly rejected and notice of such rejection, together with appropriate instructions will be provided to the Seller by the Buyer.

Inspection will generally be completed within thirty (30) calendar days after the date services have been provided. In the event services are not of a continuing nature, such that this Agreement prescribes payment based upon fixed units delivered (e.g., characters keyed), completion will be deemed to have occurred upon delivery.

Inspection shall be handled in accordance with the following FAR clause unless otherwise specified in the Statement of Work:

52.246-6	Inspection Time and Material and Labor Hour

Payment for services performed under this Agreement is contingent upon acceptance by Buyer’s Subcontracts Representative and/or the Government which is thereby consistent with the inspection and acceptance criteria specified herein.

Item 13 - DELIVERY SCHEDULE

Time is of the essence in making deliveries under this Agreement. On time performance is a material condition of this Agreement and failure to perform according to the delivery schedule in this Agreement, if unexcused, shall be considered a material breach. Acceptance of late deliveries shall not constitute waiver of this provision. Buyer also reserves the right to refuse or return at Seller’s risk and expense shipments made in excess of this Agreement or in advance of required schedules, or to defer payment on advance deliveries until scheduled delivery dates.

Buyer may at any time by written notice to the Seller stop all or any part of the work called for by this Agreement. Upon receipt of such notice, the Seller shall take all reasonable steps to eliminate the incidence of cost during the period of work stoppage.

Seller shall notify Buyer in writing immediately of any actual or potential delay to the performance of this Agreement, within twenty-four (24) hours of discovery, giving pertinent details. Such notice shall include a proposed revised schedule but such notice and proposal or Buyer’s receipt or acceptance thereof shall not constitute a waiver to Buyer’s rights and remedies hereunder.

Item 14 - AUDIT/ACCESS TO RECORDS

The Buyer, prior to final payment to the Seller, may request that either Buyer, Government or a mutually agreed upon third party perform an audit of the invoices for labor, travel and material/ODCs. Payments for which amounts are found by the Buyer to be improper in accordance with the payment terms of the Agreement shall be subject to a reduction in costs. Audit will include, but is not limited to, individual daily job time cards, invoices for material, requisitions, travel expenses, and other documentation to substantiate the amounts previously invoiced. Records shall remain active for a period of three (3) years after Agreement completion and closeout. Willful failure or refusal to furnish the required reports, or falsification thereof, shall constitute sufficient cause for terminating the Agreement for default under the Article entitled TERMINATION FOR DEFAULT. Seller shall provide to Buyer a copy of any audit report that is prepared at the direction of the Government by either a Government audit agency or a third party. This requirement for provision of any audit report survives the termination of this Agreement.

Item 15 - REPRESENTATIVES AND COMMUNICATIONS

The following Representatives of Buyer and Seller are hereby designated for this Agreement:

Seller Representatives:

Technical Representative	Contracts Representative
Name:	Name:
Phone Number:_______________	Phone Number:_______________
Email Address:_______________________	Email Address:_______________________

Buyer Representatives:

Technical Representative	Subcontracts Representative
Name:_______________	Name:_______________
Phone Number:_______________	Phone Number:_______________
Email Address:________ _______	Email Address:__________________

Buyer's Technical Representative is responsible for day-to-day clarifications and guidance as may be required within the scope of the technical work requirements. All contractual communications, however, shall be transmitted through Buyer's designated Subcontracts Representative and the Seller's designated Contracts Representative.

Contact with Buyer regarding prices, terms, quantities, deliveries and financial adjustments shall be made only between Buyer's Subcontracts Representative and the Seller's Contracts Representative. Actions taken by the Seller, which by their nature affect a change to this Agreement, shall only be binding upon Buyer when such action is specifically authorized in writing by Buyer's Subcontract Representative. All written communications between Seller and Buyer shall be addressed and directed to Buyer's Subcontracts Representative/ Seller's Contracts Representative.

All commitments hereunder (subsequent to execution of this Agreement), shall be made through the respective parties' Contracts/Subcontracts Representative. No verbal or written request, notices, authorization, direction or order received by the Seller shall be binding upon Buyer, or serve as the basis for a change in the subcontract cost, fee, price, schedule or any other provision of this Agreement, unless issued (or confirmed) in writing by the Buyer’s Subcontracts Representative.

The Seller shall immediately notify Buyer's Subcontracts Representative whenever a verbal or written change notification has been received from an employee of Buyer (other than the Subcontracts Representative), which would affect any of the terms, conditions, cost, schedules, etc. of this Agreement. Seller is to perform no work or make any changes in response to any such notification or make any claim on Buyer, unless Buyer's Subcontracts Representative directs the Seller, in writing, to implement such change notification.

Buyer shall be responsible for all liaisons and communications with Buyer's customer as well as Buyer's other subcontractors for the term of this Agreement, unless it relates to subcontractor payment or utilization as required by FAR 52.219-9. Seller agrees to notify Buyer of any contact with Buyer’s customers pursuant to FAR 52.219-9. In addition, it is understood that, in order to properly perform and/or execute this Agreement, the Seller may require frequent interface with Buyer’s customer. However, no privity of contract exists between the Seller and Buyer’s customer. Seller shall not take any direction from Buyer’s customer which changes the scope of work or the terms and conditions herein, nor discuss any terms and conditions of this Agreement with Buyer’s customer unless Buyer is present and authorizes such discussions. Seller shall immediately notify Buyer’s Representatives if at any time Seller believes Buyer’s customer is effecting a change to this Agreement.

Breach of this article is cause for termination in accordance with the Termination for Convenience or Default articles contained within this Agreement.

Item 16 - PROGRESS REPORTS

If not defined in the attached Statement of Work, the Seller shall submit a monthly progress report by the fifth (5th) calendar day following the report period to include the following, as applicable: (1) A summary of the work performed during the reporting period; (2) a summary of progress achieved in the completion of work in relation to the planned schedule; (3) a brief discussion of any potential problems, their anticipated impact on task performance, and recommended problem solutions, including planned or corrective action to be taken; (4) a statement of the work planned to be performed during the next reporting period; and (5) advise the actual amounts (labor hours and costs) expended as of the beginning of the reporting period, the estimated amounts expended during the period, and the total subcontract to date expenditures. Seller shall indicate changes between previous reports, estimated amounts and actual costs incurred.

Item 17 - INSURANCE REQUIREMENTS

The Seller shall secure, pay the premiums for and keep in force until the expiration of this Agreement, or any Task Order, including any renewal thereof, adequate insurance to specifically include liability assumed by the Seller under this Agreement.

The following types of insurance are required and shall be maintained by the Seller in the minimum amounts shown below for the full duration of this Agreement and any extensions thereof:

a)	Worker’s Compensation and Employers Liability with the following minimum limits and endorsements:

Worker’s Compensation – Statutory Limits

Employer’s Liability

$500,000 Each Accident

$500,000 Disease – Each Employee

$500,000 Disease – Policy Limit

Policy shall include a Waiver of Subrogation in favor of Buyer.

Policy shall include Longshore and Harbor Workers Act endorsement, as required by law.

Policy shall include Jones Act endorsement for any maritime employments subject to the Act and required by law.

b)	Commercial General Liability with the following minimum limits and endorsements:

$1,000,000	Limit Per Occurrence
$1,000,000	Personal and Advertising Injury
$1,000,000	Products/Completed Operations
$2,000,000	General Aggregate Limit
$300,000	Fire Legal Liability
$10,000	Medical Payments

Policy shall name Buyer as Additional Insured.

Policy shall include a Waiver of Subrogation in the favor of Buyer.

Coverage afforded under Policy shall be Primary and Non-contributory.

c)	Automobile with the following minimum limits and endorsements:

Liability $1,000,000 Combined Single Limit for all owned, non-owned and hired vehicles.

Physical Damage for all hired vehicles.

Policy shall name Buyer as Additional Insured.

Policy shall include a Waiver of Subrogation in favor of Buyer.

Coverage afforded under Policy shall be Primary and Non-contributory.

d)	Umbrella policy acting as excess over the General Liability, Automobile and Workers Compensation policies with the following limits and endorsements:

$1,000,000	Per Occurrence
$1,000,000	General Aggregate

Policy shall name Buyer as Additional Insured.

Policy shall include a Waiver of Subrogation in favor of Buyer.

Coverage afforded under Policy shall be Primary and Non-contributory.

e)	For Task Orders involving work overseas in the support of an US Government Contract, Defense Base Act coverage shall apply subject to the Statutory limits and include Employers Liability at the following limits:

Employer’s Liability
$500,000	Each Accident
$500,000	Disease – Each Employee
$500,000	Disease – Policy Limit

f)	For all other Task Orders involving work overseas, Foreign Voluntary Workers Compensation coverage shall apply subject to the Statutory limits and include Employers Liability at the following limits:

Employer’s Liability
$500,000	Each Accident
$500,000	Disease – Each Employee
$500,000	Disease – Policy Limit

g)	For Task Orders involving Professional Services, Seller shall provide evidence of Professional Liability with a limit of at least $1,000,000. Buyer reserves the right to require higher limits depending upon the nature of work being done under this Agreement.

h)	For Task Orders involving any hazardous work, including but not limited to, Aviation (operation, use or maintenance of any aircraft), Maritime (operation, use or maintenance of any watercraft), Hazardous Materials (storage, handling, testing for, remediation or any other use), Medical Services shall be subject to review of Buyer’s Risk Management department.

All coverages shall be written with an insurance company with an AM Best Rating/Financial Size Category of at least A/IX. Evidence of coverage shall be provided on a Certificate of Insurance before the start of the contract and upon each renewal for the duration of the contract. If applicable, the Certificate shall list the leased premises address for ease of reference.

All coverages shall provide Thirty Days Notice of Cancellation and Notice of Material Change be provided to the Buyer.

Buyer reserves the right to require a full and complete copy of any insurance policy for review prior to commencement of work under this Agreement or Task Order.

Item 18 - WARRANTY

All services to be provided by Seller will be in accordance with high professional standards and Seller will exert its best efforts to perform the services specified herein in accordance with the terms of this Agreement.

In addition to any warranties set forth elsewhere in this Agreement or customarily provided by Seller with its goods and services, Seller represents and warrants: (1) that all goods and services delivered pursuant hereto will be new, unless otherwise specified, and free from defects in material and workmanship; (2) that all goods and services will conform to applicable specifications, drawings, and standards of quality and performance, and that all items will be free from defects in design and suitable for their intended purpose; (3) that the goods covered by this order are fit and safe for consumer use, if so intended. All representations and warranties of Seller together with its service warranties and guarantees, if any, shall run to Buyer and Buyer's customers. The foregoing warranties shall survive any delivery, inspection, acceptance, or payment by Buyer. Any additional and specific warranty requirements shall be covered by the Statement of Work.

ANY INFORMATION, MATERIALS, OR SERVICES FURNISHED BY BUYER PURSUANT TO THIS AGREEMENT ARE ON AN “AS IS” BASIS. OTHER THAN WARRANTIES EXPRESSLY PROVIDED IN ITS STANDARD EQUIPMENT AND/OR LICENSED PROGRAM AGREEMENTS WHICH MAY BE ENTERED INTO AS A RESULT OF THIS AGREEMENT, BUYER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS TO THE DOCUMENTATION, FUNCTION, OR PERFORMANCE OF SUCH INFORMATION, MATERIALS, OR SERVICES.

Item 19 - INDEMNIFICATION

a)	Seller shall indemnify, defend and hold Buyer and its customers harmless from and against any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees) arising out of or relating to any claims, causes of action, lawsuits or other proceedings, regardless of legal theory, that result, in whole or in part, from Seller’s (including its subcontractors, employees, agents, suppliers or representatives): (1) intentional misconduct, negligence, or fraud, or (2) breach of any representation, warranty or covenant made herein.

b)	Buyer shall promptly notify Seller of any claim against Buyer that is covered by this indemnification provision and shall authorize Seller to settle or defend any such claim or suit and to represent both parties in, or to take charge of, any litigation in connection therewith.

c)	In lieu of any warranty by Buyer or Seller against infringement, statutory or otherwise, it is agreed that Seller shall indemnify, defend at its own expense, and save harmless the Buyer, its officers, employees, agents, representatives, or any of its customers from and against any and all claims that any item furnished under this Agreement or the normal use or sale thereof infringes any U.S. Letters patent, copyright, trade secrets or trademarks, and shall pay all costs and damages related to any such claim or suit, provided that Seller is notified promptly in writing of the suit and given authority, information, and assistance at Seller's expense for the defense of same. If the use or sale of said item is enjoined as a result of such suit, Seller, at no expense to Buyer, at Buyer’s sole option, shall obtain for Buyer and its customers the right to use and sell said item or shall substitute an equivalent item acceptable to Buyer and extend this indemnity thereto.

The following indemnification terms and conditions shall apply whenever Seller is required to travel to a Hazard/Danger Zone as identified by the U.S. Department of State website at http://www.state.gov. Acceptance of the following terms and conditions, without exception of any kind, is required prior to Seller travel.

Buyer assumes no responsibility for the security or safety of Seller’s employees or agents under this Agreement. Seller (and anyone claiming through Seller) hereby agrees to waive any and all claims against Buyer arising from the death or injury of Seller’s employees or agents or damage to the property of Seller and its employees or agents during the performance of services under this Agreement. Seller agrees to indemnify, defend, and hold harmless Buyer, its officers, employees, agents, representatives, or any of its customers from and against any and all claims and liability, loss, expenses, suits, damages, judgments, demands, and costs (including reasonable legal and professional fees and expenses) arising out of the death or injury of Seller’s employees or agents or damage to the property of the employees or agents of Seller. The preceding indemnification shall in no way diminish Seller’s obligations under paragraph a) above.

Item 20 - RISK OF LOSS

Seller assumes the following risks: (1) all risks of loss or damage to all goods, services, work in process and materials until the acceptance thereof as herein provided, notwithstanding Buyer’s physical possession of the deliverables; (2) all risks of loss or damage to the property of third parties which relate to Seller’s performance under this Agreement until the acceptance of all the goods and/or services has occurred; (3) all risks of loss or damage to any property received by Seller from or held by Seller or its supplier for the account of Buyer, until such property has been accepted by Buyer or its customer, as the case may be; (4) all risks of loss or damage to any of the goods or part thereof rejected by Buyer, from the time of shipment thereof to Seller until redelivery thereof to Buyer; (5) disallowance of any costs; and (6) any fines or penalties that arise out of any claims submitted by Buyer on behalf of Seller, or that arise out of any action or inaction by Seller.

Item 21 - GOVERNMENT PROPERTY OR BUYER FURNISHED PROPERTY

The Statement of Work (which has been incorporated as an attachment to this Agreement) may identify Government Property or Buyer Furnished Property to be provided under this Agreement. In such instance, Buyer will furnish the item(s) of property as Government or Buyer Furnished Property to the Seller, F.O.B. Destination, for use in performance of this Agreement. Seller shall comply with the Government Property requirements at FAR 52.245-1, 52.245-2, and 52.245-9, as applicable, in all circumstances where property is furnished to the Seller.

The Seller has a continuing obligation to report to Buyer, any Contractor Acquired Property (CAP) purchased or Government Furnished Property received by Seller or its subcontractors during the period of performance of this subcontract, and to comply with the Government Property requirements set forth in this Subcontract and pursuant to FAR 52.245-1, 52.245-2 and DFAR Part 245, as applicable. Seller shall make no charge for any storage, maintenance or retention of such items. Sixty (60) days prior to the end of the period of performance for this Agreement, or upon termination of the subcontract, the Seller shall furnish to the Buyer a complete inventory of all Government Property in its possession that has not been tested to destruction, completely expended in performance, or incorporated and made a part of a deliverable end item. The Buyer will furnish disposition instructions on all listed property that was furnished or purchased under this Agreement.

In addition to the above requirements, if the Seller does not have an Adequate Government Property System, the Seller is required to perform and complete an annual physical inventory, utilizing the Subcontractor Government Property Inventory Report Template. The report must be returned to the Buyer’s Corporate Property Administrator no later than July 1st of each year of this subcontract to governmentpropertyinbox@caci.com.

If the Seller does have an Adequate Government Property System, the Seller is required to provide a copy of their latest inventory utilizing the inventory format as indicated in the Seller’s Policies and Procedures. The Seller’s inventory must be returned to the Buyer’s Corporate Property Administer no later than July 1st of each year of this subcontract to governmentpropertyinbox@caci.com.

Seller certifies that it will not accept any Government Furnished Property or Equipment (GFP) under this Agreement unless it is issued directly by Buyer to Seller, or unless Seller receives prior written consent from the Buyer’s Subcontracts Representative to accept GFP directly from the Government. Such consent will typically be granted by Buyer via a modification listing the GFP to be issued to Seller. Any attempts by the Government to deliver GFP directly to the Seller, without prior authorization by Buyer, will be reported by the Seller’s Contracts Representative to Buyer’s Subcontracts Representative.

Item 22 - VISITS TO SELLER'S LOCATION

Authorized representatives of the Buyer and the Government shall have the right to visit the Seller's location at reasonable times and upon reasonable notice during the performance of this Agreement for the purpose of making any necessary inspections or obtaining any required information on the contemplated services and supplies. Such visits shall be coordinated with Seller's personnel to minimize interference with normal Seller operations and shall only permit Buyer access to non-proprietary records, data, and facilities used in the performance of the contemplated services.

Item 23 - PUBLICITY/CONFIDENTIAL RELATIONSHIP

Seller shall not publish, distribute, or use any information developed under or about the existence of this Agreement, or use Buyer’s name (or the name of any division, affiliate or subsidiary thereof), logo, trademark, service mark, or trade dress for the purpose of advertising, making a news release, creating a business reference, creating a website content or for goods or service endorsement without prior written approval of Buyer.

Seller shall use information supplied by the Buyer only to accomplish work covered by this Agreement. Such information shall not be used for any other purposes. Upon completion or termination of this Agreement, all information is to be returned to the Buyer or destroyed upon written request of the Buyer.

Buyer authorizes Seller to release to the Government routine past performance information (PPI) regarding Seller’s work performed on this Agreement for purposes of responding to proposals for new work. PPI will not require approval from Buyer for its release.

Item 24 - TERMINATION FOR CONVENIENCE

Buyer may terminate the Agreement in whole or in part if it is determined that a termination is in the Buyer’s and/or the Government’s best interests or if the Government exercises its termination for convenience rights under the Prime Contract as defined in FAR 52.249-6. Buyer may terminate this Agreement by issuing a written notice of termination to the Seller. The written notice will include the termination effective date, justification and actions to be taken by the Seller.

In the event that Buyer terminates this Agreement pursuant to Government direction, Seller’s recovery of termination costs shall be limited to the extent that the Buyer is able to recover such costs from the Government.

Buyer may terminate this Agreement for convenience, in whole or in part, by written notice to Seller if Seller shall become insolvent or make a general assignment for the benefit of creditors; or, a petition under any bankruptcy act or similar statute is filed by or against the Seller and not vacated within ten (10) days after it is filed.

Item 25 - TERMINATION FOR DEFAULT

a)	Buyer may, by written notice of default to the Seller, terminate this Agreement in whole or in part at any time if the Seller fails to: (1) Deliver the supplies or perform the services within the time specified in this Agreement, or any extension; (2) make progress, so as to endanger performance of the Agreement; or (3) perform any of the other provisions of this Agreement.

Buyer's right to terminate this Agreement under subdivisions (2) and (3) above may be exercised if the Seller does not cure such failure within seven (7) calendar days (or more if authorized in writing by Buyer) after receipt of notice from Buyer specifying the failure.

b)	If Buyer terminates this Agreement in whole or in part, it may acquire, under the terms and in the manner Buyer considers appropriate, supplies or services equivalent to those terminated and the Seller shall be liable to Buyer for any excess costs for those supplies or services. However, unless otherwise instructed by Buyer’s Subcontracts Representative, the Seller shall continue any work not terminated.

c)	Except for defaults of lower-tier subcontractors, the Seller shall not be liable for any excess costs if the failure to perform under this Agreement arises from causes beyond the control and without the fault or negligence of the Seller. Examples of such causes include: (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the Seller.

d)	If the failure to perform is caused by the default of a lower-tier subcontractor, and if the cause of the default is beyond the control of both the Seller and lower-tier subcontractor, and without the fault or negligence of either, the Seller shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Seller to meet the required delivery schedule.

e)	If this Agreement is terminated for default, Buyer may require the Seller to transfer title and deliver to Buyer, as directed by Buyer, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as "manufacturing materials" in this Article) that the Seller has specifically produced or acquired from the terminated portion of this Agreement. Upon direction of Buyer, the Seller shall also protect and preserve property in its possession in which Buyer has an interest.

f)	Buyer shall pay the Agreement price(s) for completed supplies delivered and accepted. The Seller and Buyer shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of property. Failure to agree will be considered a dispute under the Disputes Article. Buyer may withhold from these amounts any sum Buyer determines to be necessary to protect Buyer against loss because of outstanding liens or claims of former lien holders.

g)	If, after termination, it is determined that the Seller was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the termination had been issued for convenience.

h)	The rights and remedies of Buyer in this Article are in addition to any other rights and remedies provided by law or under this Agreement.

Item 26 - CHANGES

Whether made pursuant to this provision or by mutual agreement, changes shall not be binding upon buyer until agreed to in writing by buyer's subcontracts representative. The issuance of information, advice, approvals, or instructions by buyer's technical personnel or other representatives shall be deemed expressions or personal opinions only and shall not affect buyer's and seller's rights and obligations hereunder unless the same is in writing, is signed by buyer's subcontracts representative, and which expressly states that it constitutes an amendment or change to this agreement. Seller shall, at the request of buyer, accept amendments to this agreement to incorporate additional articles and provisions herein or to change articles and provisions hereof, as buyer may reasonably deem necessary in order to comply with the clauses and provisions of the applicable prime contract or with the clauses and provisions of amendments to such prime contract.

In addition, any changes to the general scope of this Agreement shall be in accordance with FAR 52.243-3 Changes – Time & Material/LH, except that: a) as used in this clause Contractor shall be defined as Seller and Contracting Officer shall be defined as Buyer’s Subcontracts Representative; and b) Seller shall assert its right to an adjustment under this clause within TWENTY (20) days from the date of receipt of the written order. Failure to agree to any adjustment will be a dispute under the Disputes clause of this Agreement, provided, however, that nothing in this clause excuses the Seller from proceeding with the work as changed without interruption and without awaiting settlement of any such dispute.

Item 27 - LOWER TIER SUBCONTRACTING

The Seller is prohibited from lower-tier subcontracting without the prior written approval of the Buyer’s Subcontracts Representative.

If an approved lower tier supplier will be utilized in support of this agreement and a Small Business Subcontracting Plan is required under FAR 52.219-9, the Seller shall submit Individual Subcontract Reports (ISRs) semi-annually using the Government web-based Electronic Subcontract Reporting System (eSRS) at http://www.esrs.gov. The ISRs reports are required to be submitted by no later than April 30th and October 31st for the duration of this Agreement. When submitting your ISR reports, please enter the following e-mail address in Block 15, under the Subcontract Awards section: sblo@caci.com.

Item 28 - INTELLECTUAL PROPERTY

Seller understands and agrees that each of FAR 52.227-1, 52.227-2, 52.227-11, 52.227-14, 52.227-15 and 52.227-16 (along with DFARS 252.227-7013, 252.227-7014 and 252.227-7015 if Buyer’s Prime Contract is with the DOD) and other Intellectual Property related clauses specified within an attachment to this Agreement are incorporated herein as though fully set forth and shall take precedence over other terms in this Agreement.

a)	Preexisting Inventions and Patents. Seller grants to Buyer, and to Buyer’s subcontractors, suppliers, and customers in connection with goods or work being performed by Buyer, an irrevocable, nonexclusive, paid-up, worldwide license under any inventions, patents, industrial designs, and mask works (whether domestic or foreign) owned or controlled by Seller at any time before or during the term of this Agreement, but only to the extent that such would otherwise interfere with Buyer’s or Buyer’s subcontractors’, suppliers’, or customers’ use or enjoyment of goods or the work product or foreground inventions belonging to Buyer under this Agreement.
b)	Inventions and Patents. To the maximum extent permitted by law, all inventions conceived, developed, or first reduced to practice by, for, or with Seller in the course of any work that is performed under this Agreement and any patents resulting from such inventions (both domestic and foreign) shall be the property of Buyer. Seller will (1) promptly disclose all such inventions to Buyer in written detail and (2) execute all papers, cooperate with Buyer, and perform all acts necessary and appropriate in connection with the filing, prosecution, maintenance, or assignment of related patents or patent applications on behalf of Buyer.

c)	Preexisting Works of Authorship and Copyright. Unless superseded by an attached Seller Software License Agreement agreed to in writing by both Buyer and Seller, Seller grants to Buyer, and to Buyer’s subcontractors, suppliers, and customers in connection with goods or work being performed by Buyer, a perpetual, irrevocable, nonexclusive, paid-up, worldwide license in Seller’s copyrights to reproduce, distribute copies of, perform publicly, display publicly, and make derivative works from software included in or provided with or for goods (software) and related information and materials (software documentation) and that is owned or controlled by Seller at any time before or during the term of this Agreement, but only to the extent that such copyrights would otherwise interfere with Buyer’s or Buyer’s subcontractors’, suppliers’, or customers’ use or enjoyment of goods or the work products, inventions, or works of authorship belonging to Buyer and resulting from this Agreement.
d)	Works of Authorship and Copyrights. All works of authorship (including, but not limited to, documents, data, drawings, software, software documentation, photographs, video tapes, sound recordings, and images) created by, for, or with Seller in the course of any work performed under this Agreement, together with all copyrights subsisting therein, shall be the sole proprietary property of Buyer. To the extent permitted under United States copyright law, all such works will be works made for hire, with the copyrights therein vesting in Buyer. The copyrights in all other such works, including all of the exclusive rights therein, will be promptly transferred and formally assigned free of any additional charges to Buyer.

Item 29 - PROPRIETARY INFORMATION AND DATA OF BUYER/SELLER

In order for proprietary information to be protected as such in accordance with the Agreement, it must be:

a.	In writing;
b.	Clearly identified as proprietary information on each page thereof and marked with the following legend: "Proprietary Information of (furnishing party)" or equivalent; and
c.	Delivered to the individual designated as provided herein.

Each party agrees not to disclose such proprietary information to unauthorized parties. Neither party shall be liable; however, for the inadvertent or accidental disclosure of such information, marked as proprietary information as provided above, if such disclosure occurs despite the exercise of the same degree of care as such party normally takes to preserve and safeguard its own proprietary information. The receiving party shall not use proprietary information of the other for any purpose other than as is required for the performance of this Agreement. The receiving party assumes no responsibility for release of proprietary information by the U.S. Government to the general public pursuant to the Freedom of Information Act, as amended, or any other similar statute or regulation.

The parties designated in the Article entitled REPRESENTATIVES AND COMMUNICATION, are the only persons authorized to receive proprietary information exchanged between the parties pursuant to this Agreement.

The obligation of the parties with respect to handling and using proprietary information is not applicable to the following information:

a.	is in the public domain without any breach of this Agreement by the Receiving Party;
b.	is generally known by others in the industry on a non-confidential basis, through no wrongful act of the Receiving Party;
c.	is lawfully furnished by a third party, which is not required to maintain its confidentiality; was or becomes known to the Receiving Party prior to disclosure without any obligation to keep it confidential;
d.	is independently developed by the Receiving Party without reference to or use of Proprietary Information of the other Party;
e.	is or has been furnished by the disclosing party to the Government with "unlimited rights";
f.	is or becomes available to a party by inspection or analysis of products offered for sale or,
g.	is the subject of a written agreement whereby the Disclosing Party consents to disclosure.

The obligations of the parties under this provision shall terminate five (5) years from the date of expiration of this Agreement and shall survive the expiration and termination of portions of this Agreement.

Except as required in the performance of this Agreement, neither this Agreement nor the furnishing of any information hereunder by Buyer shall grant the Seller, by implication or otherwise, any license under any invention, patent, trademark or copyright.

If no such proprietary information or data is identified, it will be assumed that all deliverable information and data is furnished with unlimited rights.

Proprietary Data of Third Parties: In the event the Seller requests access to the proprietary data of third parties, in order to conduct studies and research under the Agreement, it will enter into Non-Disclosure Agreements with the supplying parties to protect such data from unauthorized use or disclosure so long as such data remains proprietary. These Non-Disclosure Agreements shall be made available to the Government upon request of the Contracting Officer.

Proprietary Data Furnished by the Government: In the event the Seller is given access by the Government to proprietary data of the Government or proprietary data of third parties in the possession of the Government, the Seller hereby agrees to protect such data from unauthorized use or disclosure as long as such data remains proprietary.

Item 30 - ASSIGNMENT

Seller shall not assign or in any manner transfer its interests, or any part thereof, in this Agreement without the prior written consent of Buyer. Any such purported assignment, delegation, or subcontracting by Seller without such consent shall be void. Buyer may assign this Agreement to (i) any affiliated company, (ii) any successor in interest, or (iii) Buyer’s customer.

Seller shall promptly notify Buyer in writing of any Seller name or ownership changes, or mergers or acquisitions. Seller shall not change the place of performance under this Agreement without prior written consent of Buyer’s Subcontracts Representative.

Changes in the Seller’s relationships due to mergers, consolidations or any unanticipated circumstances may create an organizational conflict of interest which may necessitate such disclosure in accordance with the Conflict of Interest Article of this Agreement.

Item 31 - COMPLIANCE WITH LAWS

The Seller agrees to comply with and warrants that the goods to be furnished and the services to be rendered under this Agreement shall be manufactured, sold, used and rendered in compliance with, all applicable Federal, State, and Local laws, regulations, rules, and orders including, but not limited to: (i) Title VII, the Americans with Disabilities Act; (ii) the Age Discrimination in Employment Act; (iii) state equal employment opportunities laws; (iv) the Occupational Safety and Health Act and state safety laws; (v) the Fair Labor Standards Act, regulations thereunder, and state wage-hour laws; (vi) the Service Contract Act; (vii) federal and state affirmative action requirements (including any applicable Executive Orders); (viii) federal and state tax laws, and with the regulations and standards issued pursuant thereto; (ix) the United States Foreign Corrupt Practices Act, 15 U.S.C. § 78 et seq. (the “FCPA”), and other anti-corruption requirements, including but not limited to the UK Bribery Act 2010, the anti-corruption laws, regulations, and policies of the home country of any supplier to this Agreement, the United States of America, and/or the anti-corruption laws, regulations, and policies of any other country with jurisdiction over the activities performed pursuant to this Agreement; (x) the Anti-Kickback Act of 1986; (xi) U.S. Department of Transportation regulations on hazardous materials; and (xii) FAR 52.222-50, Combating Trafficking in Persons.

Seller, in all matters relating to this Agreement, shall be acting as an independent contractor. Neither Seller nor any person furnishing materials or performing work or services required by this Agreement on behalf of Seller shall be employees of the Buyer within the meaning of, or the application of, any Federal or State Unemployment Insurance Law, Social Security Law, Workman’s Compensation Law, Industrial Accident Law, or other Industrial or Labor Law. Seller, at its own expense, shall comply with such laws, and assume all obligations imposed by any one or more of such laws with respect to this Agreement.

Seller acknowledges and agrees that failure to comply with Federal, State, and Local laws is a material breach of this contract. Accordingly, Seller agrees that, should employee(s) of Seller or any of its lower tier subcontractors, the U.S. Department of Labor, the Internal Revenue Service, or any other Federal, State, or Local agency seek to collect from Buyer any back wages, back taxes, penalties, interest, or any other damages resulting from Seller’s violation of a Federal, State or Local law, Buyer may withhold contract payments due to Seller in an amount equal to the demanded back wages, back taxes, penalties, interest, or any other damages sought by employee(s) of Seller or any of its lower tier subcontractors, Federal, State, or Local agency. Such moneys will be held in an escrow account until a final determination regarding amounts due is made by a court or the Federal, State, or Local agency.

Item 32 - REMEDIES AND NON-WAIVER

Except as otherwise provided herein, the rights and remedies of both Parties hereunder shall be in addition to their rights and remedies at law or in equity. The failure of either party to insist upon strict performance of any of the terms and conditions in the Agreement, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this Agreement shall not affect the validity of other parts hereof. Buyer shall be entitled at all times to set off any amount owing at any time from Seller to Buyer, against any amount payable at any time by Buyer to Seller.

Item 33 - LITIGATION AND CLAIMS

In the event of any dispute or claim arising under the Prime Contract, or this Agreement implicating the Seller’s performance or involving any matter arising therefrom, the Seller at its own cost shall cooperate in good faith, on a reasonable basis with the Buyer in connection with any such dispute or claim, including, without limitation, the conduct or defense of any litigation, arbitration or other dispute resolution procedure associated therewith. This duty of cooperation shall include, without limitation, making witnesses, documents and information available during discovery and/or litigation. In the event of the occurrence of either of the above, the Seller shall immediately furnish to Buyer copies of all pertinent papers and documents received by the Seller with respect to such action or claim.

Item 34 - DISPUTES

Disputes under this Agreement shall be referred to each party’s designated executive management for resolution within thirty (30) calendar days before either party may commence formal proceedings. When seeking to resolve a dispute, the parties’ designated executive management shall consider the impact of the disputed matter, the effect of the dispute and Buyer’s success as the Prime Contractor, the cost to both parties of resolving the dispute and the practical effects on the business of each party resulting from the resolution or failure to resolve any such dispute.

In the event the designated executives are unable to resolve a dispute within thirty (30) calendar days of written notification or longer, if extended by the mutual agreement of both parties, either party may then submit the matter for formal proceedings as indicated below.

Any dispute (other than one concerning the allocability of costs by the U.S. Government) under this Agreement shall be litigated in the Federal courts of the United States or the Courts of the Commonwealth of Virginia and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The parties (a) irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts; (b) irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum, and (c) irrevocably and unconditionally waive to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal action, proceeding, cause of action or counterclaim arising out of or relating to this Agreement.

Irrespective of the place of performance and/or delivery of goods, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Pending resolution or settlement of any dispute arising under this Agreement, Seller will proceed diligently as directed by Buyer with the performance of this Agreement.

The rights and obligations set forth in this Article shall survive completion and final payment under this Agreement.

Item 35 - SUBCONTRACT CLOSEOUT PROCEDURES

Seller shall submit the Closeout Package, which can be found as an attachment to this Agreement, within thirty (30) days after the end of the period of performance, or the Termination for Convenience of this Agreement. The Closeout Package shall include, as applicable, Subcontractor Release of Claims; Subcontractor's Assignment of Refunds, Rebates, Credits, and Other Amounts; Subcontract Patents Report; Government Property Inventory Report; and any other documentation or request for information considered necessary by Buyer to closeout this Agreement. Seller shall submit a FINAL invoice bearing the statement, “FINAL INVOICE.” Buyer may unilaterally close-out this Agreement if the Seller fails to submit the close-out documentation within the specified time period.

Item 36 - EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION

Seller shall abide by the requirements of 41 CFR 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.

Item 37 - SELLER PERSONNEL

Seller shall provide a sufficient number of personnel possessing the skills, knowledge, ability and training to satisfactorily perform the services required by this Agreement and the SOW. Seller personnel shall meet the minimum education and/or experience requirements for each specific service area as stated in the SOW and any position description qualifications identified as an attachment to this Agreement.

During the course of the effort, positions that must be backfilled will be accomplished as follows:

a)	In the event an incumbent employee of the Seller is to be replaced, the Seller shall provide written notification to Buyer no later than fourteen (14) calendar days before the incumbent employee’s last scheduled workday.
b)	In the case of resignation, termination, or other unexpected departure of incumbent Seller personnel, Seller shall provide written notification to Buyer’s Technical and Subcontracts Representatives within 48 hours of knowledge of the resignation, termination or other unexpected departure.
c)	Seller will have the first opportunity to replace its personnel with a suitable replacement. Suitability includes personnel with at least substantially equal technical capabilities as was originally proposed for the individual, qualifications, security clearance requirements, cost, timeliness of availability, and acceptance by Buyer and the Government.
d)	In the event that the performance of assigned Seller personnel or any substitute(s) is determined by Buyer and/or Government to be unsatisfactory at any time during the life of this Agreement, Buyer reserves the right to request and receive satisfactory personnel replacement within fourteen (14) calendar days of written notification to the Seller by Buyer’s Subcontracts Representative. Replacement personnel must have equal technical capabilities as was originally proposed for the individual, qualifications, security clearance requirements, cost, timeliness of availability, and acceptance by Buyer and the Government. Resumes shall be submitted to Buyer’s Technical Representative for approval.

The above procedures may be superseded by contract critical support requirements or other terms of the Prime Contract, such as meeting socioeconomic goals required to be achieved by the Buyer.

In order to meet Prime Contract requirements, Buyer reserves the right to fill any positions that remain open longer than fourteen (14) calendar days. Seller will have the first opportunity to replace its personnel with a suitable replacement between resignation and the fourteen day limit. Seller will coordinate with Buyer’s Technical Representative for consideration when an issue arises that will prevent Seller from meeting the requirement that is of no fault of theirs; i.e., Delays in the selection process by the Government.

If any of the Seller’s personnel are designated as key personnel in the Agreement, the terms and conditions that provide for key personnel will take precedence over this Article.

Item 38 - KEY PERSONNEL REQUIREMENTS

The Seller’s key technical, management and administrative personnel listed below are considered to be essential to the work performed under this Agreement:

Labor Category	Named Individual

Seller agrees that such personnel shall not be removed or replaced, or a reduction made to their commitment without first meeting the requirements of this Article and only after an approved transition strategy has been agreed to with Buyer’s Technical Representative.

All requests for approval of substitution hereunder must be in writing and provide a detailed explanation of the circumstances necessitating the proposed substitution(s). Requests must contain a complete resume for the proposed substitute, and any other information reasonably requested by Buyer.

It is essential that the key personnel specified in the Seller’s proposal for this order be available on the effective date of this Agreement. If these personnel are not made available at that time, Buyer reserves the right to Terminate for Default in whole or in part.

Item 39 - NON-SOLICITATION OF PERSONNEL

Seller shall not directly or indirectly solicit, endeavor to hire, hire, consult, or otherwise contract with any employee(s) of the Buyer who are associated with the efforts and performance of this Agreement hereunder (and any extensions or modifications) for the duration of the Agreement AND for a period of one (1) year after the conclusion thereof. In the event this Article is breached, Buyer shall have the right to seek an injunction or any other remedy available by law. Any legal expenses involved with the enforcement of this provision shall be paid by the Seller to the Buyer. Direct solicitation does not include advertisements published in the general media, except to the extent that an individual was specifically encouraged to respond to such advertisements. Nothing in this Article restricts an individual employee’s right to seek employment with Seller to perform work unrelated to this Agreement hereunder (and any extensions or modifications thereto).

Item 40 - SERVICE CONTRACT LABOR STANDARDS RESPONSIBILITY

If this Agreement is subject to the Service Contract Labor Standards, the Seller agrees to abide by the terms and conditions of the Service Contract Labor Standards, including the applicable Department of Labor Wage Determination(s) if included as an attachment hereto. It is hereby agreed that the Buyer shall not be liable to Seller for any additional sums for which Seller becomes liable to its employee(s) which is a result of a failure by Seller to properly conform its employees to the labor classifications stated in the Wage Determinations.

The Service Contract Labor Standards Directory of Occupations and Wage Determinations can be found on the Internet at http://www.wdol.gov/index.html.

Item 41 - EMPLOYMENT OF FEDERAL GOVERNMENT PERSONNEL RESTRICTED

In performing this Agreement, the Seller shall not use as a consultant or employ (on either a full-time or part-time basis), any active duty Federal Government personnel (civilian or military) without the prior written approval of Buyer’s Subcontracts Representative and the Buyer’s Government Contracting Officer. Such approval may be given only in those circumstances where it is clear that no laws or Federal Government instructions, regulations, or policies might be contravened and no conflict or appearance of a conflict of interest will result.

Item 42 - FOREIGN SOURCES

In the event that the Seller anticipates soliciting foreign source(s) for any work under this Agreement which may require access to any equipment/technical data which is controlled by either the Arms Export Control Act or the Export Administration Act of 1979 (as amended), the Seller shall notify Buyer's Subcontracts Representative no less than fifteen (15) business days before either applying for an export license under ITAR (International Traffic in Arms Regulation), 22 CFR 121-128, or before solicitation of the foreign source(s), whichever shall occur first. This notification shall include a detailed description of the data/equipment to be exported and a copy of the application for an export license, if such application has been made. This notification to Buyer shall not be construed as an application for an export license, nor shall it in any way be interpreted to impede the Seller's right to apply for an export license. However, if the Government agency to whom Seller submits such application disapproves the Seller's application, the Seller will so notify the Buyer.

Item 43 - FOREIGN NATIONALS

For purposes of this Article, foreign nationals are all persons not citizens of, or immigrant aliens to, the United States. Nothing in this Article is intended to waive or modify any statutory requirement or any requirement imposed by any other U.S. Government agency with respect to employment of foreign nationals or export control. The Seller acknowledges that equipment/technical data generated or delivered in performance of this Agreement may be controlled by the International Traffic in Arms Regulation (ITAR) 22 CFR 121-128, and may require an export license before assigning any foreign national to perform work under this Agreement or before granting access to foreign nationals to any equipment/technical data generated or delivered in performance of this Agreement (See 22 CFR 125.03 in this regard). The Seller agrees to request approval from Buyer's Subcontracts Representative, and obtain approval in writing, prior to assigning or granting access to a foreign national to any work, equipment or technical data generated or delivered in performance of this Agreement, which is controlled by either the Arms Export Control Act or the Export Administration Act of 1979, as amended. This notification will include the name and country of origin of the foreign national, the specific work, equipment or data to which the person will have access, and whether the foreign national is cleared to have access to technical data (Reference: Section 3 of DOD 5220.22-M, "Industrial Security Manual for Safeguarding Classified Information").

The Seller also agrees that, in addition to the procedures established by ITAR, the following legend shall be placed on all technical data generated or delivered in performance of this Agreement which is controlled by either the Arms Export Control Act or the Export Administration Act of 1979, as amended:

WARNING

This document contains technical data whose export is restricted by the Arms Export Control Act (Title 22, U.S.C., Sec 2751, et seq.) or the Export Administration Act of 1979, as amended, Title 50, U.S.C., App. 2401, et seq. Violations of these export laws are subject to severe criminal penalties. Disseminate in accordance with the provisions of AFR 80-34.

The above requirements shall not be construed as an application for an export license nor shall they in any way be interpreted to impede the Seller's right to apply for an export license. However, if the Government agency to whom Seller submits such application disapproves the Seller's application, the Seller will so notify the Buyer.

Item 44 - CONFLICT OF INTEREST

The Seller warrants that, to the best of the Seller's knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest (OCI) as defined in FAR 9.5, Organizational and Consultant Conflicts of Interest, and that the Seller has disclosed all such relevant information.

The Seller agrees that if an actual or potential OCI is discovered after award, the Seller shall make a full disclosure in writing to the Buyer’s Subcontracts Representative. This disclosure shall include a description of actions which the Seller has taken or proposes to take, after consultation with the Buyer’s Subcontracts Representative, to avoid, mitigate, or neutralize the actual or potential conflict.

The Buyer’s Subcontracts Representative, at its sole discretion, may terminate this Agreement for convenience, in whole or in part, if it deems such termination necessary to avoid an OCI. If the Seller was aware of a potential OCI prior to award, or discovered an actual or potential conflict after award, and did not disclose or misrepresented relevant information to the Buyer’s Subcontracts Representative, the Buyer may terminate the Agreement for default, or pursue such other remedies as may be permitted by law, regulation (including the FAR and its supplements) or this Agreement.

The Seller shall include this provision, including this paragraph, in subcontracts of any tier which involve access to information covered by this provision.

Item 45 - PERSONAL CONFLICT OF INTEREST

Seller agrees and certifies that it shall not provide either its own personnel or subcontract personnel (“personnel”), for performance under this Agreement that have a personal conflict of interest. “Personal Conflict of Interest” is defined as a situation in which personnel has a financial interest, personal activity, or relationship that could impair the personnel’s ability to act impartially and in the best interest of the Buyer or the Government when performing under the Prime Contract and this Agreement.

Personal conflicts of interest may arise, but not necessarily be limited to, performance under this Agreement involving acquisition functions closely associated with inherently governmental functions. The Seller is responsible for ensuring that (1) personnel are not placed for work under this Agreement that have a personal conflict of interest (2) personnel who are working under this Agreement in which a personal conflict of interest is discovered report such instance to the Buyer and (3) comply with the requirements of FAR 52.203-16.

Failure to comply with this requirement may result, at Buyer’s sole discretion, in the Seller being terminated in accordance with the Termination Articles of this Agreement.

Item 46 - ANTI-CORRUPTION AND ANTI-KICKBACK REGULATIONS

Seller acknowledges that its actions may subject it and Buyer to liability under the United States Foreign Corrupt Practices Act, 15 U.S.C. § 78 et seq. (the “FCPA”), the UK Bribery Act 2010, the anti-corruption laws, regulations, and policies of the home country of any supplier to this Agreement, the United States of America, and/or the anti-corruption laws, regulations, and policies of any other country with jurisdiction over the activities performed pursuant to this Agreement (together and individually hereinafter referred to as the “Anti-Corruption Requirements”). Seller represents and warrants to, and covenants and agrees with, Buyer that:

1.	Seller is familiar with the prohibitions under the Anti-Corruption Requirements.

2.	No compensation payable hereunder has been used, nor will be used, for any activity or purpose where a reasonable belief exists that the Anti-Corruption Requirements would be violated or that Seller or Buyer would be exposed to liability under the Anti-Corruption Requirements.

3.	In connection with its performance of this Agreement, Seller has not, and has not either agreed to or directly or indirectly, offered, paid, given, promised to pay or give, or authorized the payment or giving of any money, gift, loan, fee, reward, advantage or anything of value, and will not either agree to or directly or indirectly, offer, pay, give, promise to pay or give, or authorize the payment or giving of any money, gift, loan, fee, reward, advantage, or anything of value to:

a.	(A) any officer or employee of a foreign government or any department or agency thereof, whether at the national, regional, or local level, (B) any officer or employee of any entity, enterprise or organization that is owned or controlled by a foreign government or any department or agency thereof; (C) any officer or employee of a public international organization, (D) any person acting in an official capacity for or on behalf of any such government or department, agency, entity, enterprise, or organization, or (E) any member of a political party or candidate for public office in a foreign country (together and individually hereinafter referred to as “Government Official”);

b.	Any customer, or any officer, director, employee of a customer, or any shareholder or beneficial owner of shares in a customer or any affiliate of a customer or any person who has or exercises control over the customer or any affiliate of the customer (together and individually hereinafter referred to as “Customer Personnel”).

c.	Any person while knowing or having reason to know that all or a portion of such money, gift, loan, fee, reward, advantage, or thing of value will be offered, paid, given or promised, directly or indirectly, to any Government Official or Customer Personnel (“Restricted Person”); or

d.	Any relative, close associate, agent or representative of a Government Official, Customer Personnel, or Restricted Person, for the purpose of: (A) influencing or attempting to influence any act or decision of any Government Official, Customer Personnel, or Restricted Person acting in an official capacity, or influencing or attempting to influence any Government Official, Customer Personnel, or Restricted Person to do or omit to do any act in violation of his, her or its lawful duty, obligation or responsibility; (B) inducing or attempting to induce a Government Official, Customer Personnel or Restricted Person to use his, her, or its influence to affect or influence any act or decision of a customer, a foreign government, a foreign agency, a public international organization or department thereof, or any entity, enterprise or organization controlled by a foreign government, a foreign agency or a public international organization (C) rewarding a Government Official, Customer Personnel, or Restricted Person for doing or forbearing to do anything in respect of any matter or transaction; or (D) assisting Seller or Buyer in obtaining or retaining business, improving profitability or revenues of Buyer or Seller, or receiving any improper advantage by securing business, or directing business for, with, or to any person.

4.	None of Seller’s principals, consultants, subcontractors, officers, directors, shareholders, employees, or agents is a Government Official, Customer Personnel, or Restricted Person unless approved by Buyer. Neither Seller nor any of its principals, consultants, subcontractors, shareholders, directors, officers, employees or agents has performed or will perform any act which Buyer could reasonably believe would constitute a violation of the Anti-Corruption Requirements or which Buyer could reasonably believe would cause Buyer to be in violation of the Anti-Corruption Requirements, or present a credible risk, as determined by Buyer, of a violation of the Anti-Corruption Requirements.

5.	If at any time Seller becomes aware of information or circumstances that suggest any of the representations, warranties, and covenants referenced in this Section may not be accurate, it shall notify Buyer immediately in writing, but not more than seven (7) days after becoming aware of such circumstances.

6.	No Government Official, Customer Personnel, or Restricted Person has a right to share directly or indirectly in any compensation payable under this Agreement. No payment will be made hereunder to any person other than Seller; and no payment will be made to Seller under this Agreement other than the payment of the compensation in accordance with the terms hereof.

7.	In connection with this Agreement Seller shall maintain books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and asset dispositions of Seller and allow Buyer to maintain accurate books and records and comply with the requirements for internal management controls set forth in the Anti- Corruption Requirements as well as relevant U.S. laws and regulations.

8.	Any modification or amendment to this Agreement shall be deemed a re-certification of the accuracy and truthfulness of the foregoing representations and warranties of this Section.

9.	Seller’s price quotations and invoice prices shall accurately and fairly reflect the commensurate value of the goods and services provided under this Agreement.

10.	Seller shall cooperate with, and provide assistance to, Buyer in implementing adequate due diligence procedures in connection with the selection and retention of consultants and subcontractors by Buyer or Seller.

Anti-Kickback Act of 1986. Seller warrants that it and its officers, employees or representatives (i) have complied with the Anti-Kickback Act of 1986 and has not offered or given and will not offer or give to any employee, agent, or representative of Buyer any gratuity or any kickback within the meaning of the Anti-Kickback Act of 1986 and (ii) have not, for the purpose of improperly obtaining or rewarding favorable treatment in connection with the award of this Agreement to Seller from Buyer: (1) provided, attempted to provide, or offered to provide any kickback; (2) solicited, accepted, or attempted to accept any kickback; or (3) included, directly or indirectly, the amount of any kickback prohibited by (1) or (2) of this Section in the price charged by Seller to Buyer under this Agreement. Any breach of this warranty shall constitute a material breach of this Agreement. For purposes of this Section, the term "kickback" means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to Buyer or Buyer's officers, employees or representatives, including any of their family members, subcontractors, or subcontractor employees, for the purpose of improperly obtaining or rewarding favorable treatment in connection with this Agreement. Any breach of this warranty shall be a material breach of each and every contract between Buyer and Seller.

Item 47 - PROFESSIONAL AND ETHICAL STANDARDS OF CONDUCT

During the life of this Agreement, the Seller's personnel may have access to Buyer and/or Government facilities. During all operations on Buyer and Government premises, the Seller's personnel shall comply with the rules and regulations governing the conduct of personnel and the operation of the facility and shall adhere to professional and ethical standards of conduct required by Buyer and its customer. If required, access to place of duty and/or United States (U.S.) military installations shall be accomplished with the issuance of U.S. Government Identification Cards to all Seller’s personnel under this Agreement.

Under no circumstances shall the Seller’s personnel:

a.	Discuss with unauthorized persons any information obtained in the performance of the work under this Agreement;
b.	Conduct business, other than which is covered by this Agreement, during periods paid by the Buyer;
c.	Conduct business not directly related to this Agreement on Buyer and/or Government premises;

d.	Use computer systems and/or other Buyer or Government facilities for unrelated business; and
e.	Recruit on Buyer or Government premises or otherwise act to disrupt official Buyer or Government business.

Personnel assigned by the Seller to work under this Agreement must be acceptable to the Buyer in terms of personal and professional conduct. Seller management shall provide sufficient oversight and supervision to ensure employees (direct or subcontracted) are fulfilling their technical responsibilities and doing so in the best interest of the Buyer. It is understood that any personnel assigned by the Seller to the performance of the work hereunder, if in conflict with the best interests of the Buyer and/or Government or for reasons of misconduct or security, shall be immediately removed from the assigned position. Such removal from the workplace or dismissal from the area of responsibility shall not relieve the Seller of the requirement to provide sufficient personnel to perform the services required under this Agreement. Notwithstanding the above, the Buyer may elect to direct the retention of an individual on a task until a replacement has been approved, or reported, or until a transition has occurred.

Employment and staffing difficulties shall not be justification for failure to meet established schedules, and if such difficulties impair performance, the Seller may be subject to default.

Item 48 - CYBERSECURITY AND CONTROLLED UNCLASSIFIED INFORMATION

A.	Cybersecurity:

The Seller shall provide adequate security to safeguard Buyer and Customer information/data on its information systems from unauthorized access and disclosure. In addition to any security requirements specific to the Statement of Work issued to the Seller, to include DFARS 252.204-7008 and 252.204-7012, the Seller shall apply the following basic safeguarding requirements to Buyer and Customer information/data:

1.	Protecting Buyer and Customer information on public computers or websites. Seller is prohibited from processing Buyer and Customer information/data on public computers (e.g., those available for use by the general public in kiosks, hotel business centers, etc.) or computers that do not have access control. Buyer and Customer information/data shall not be posted on websites that are publicly available or have access limited only by domain/Internet Protocol restriction. Such information may be posted to web pages that control access by user ID/password, user certificates, or other technical means, and that provide protection via use of security technologies. Access control may be provided by the intranet (vice the website itself or the application it hosts).

2.	Transmitting electronic information. Seller shall transmit email, text messages, blogs, and similar communications using technology and processes that provide the best level of security and privacy available, given facilities, conditions, and environment.

3.	Transmitting voice and fax information. Seller shall transmit voice and fax information only when the sender has a reasonable assurance that access is limited to authorized recipients.

4.	Physical or electronic barriers. Seller shall protect information by at least one physical or electronic barrier (e.g., locked container or room, login and password) when not under direct individual control.

5.	Sanitization. Seller shall, at a minimum, clear information/data on media that has been used to process Buyer and Customer information/data before external release or disposal. Overwriting is an acceptable means of clearing media in accordance with National Institute of Standards and Technology 800-88, Guidelines for Media Sanitization, at https://nvlpubs.nist.gov.

6.	Intrusion protection. Seller shall exercise reasonable care against computer intrusions and data compromise including exfiltration by adopting appropriate measures including the following:
a.	Current and regularly updated malware protection services, e.g., anti-virus, anti-spyware.
b.	Prompt application of security-relevant software upgrades, e.g., patches, service packs, and hot fixes.

7.	Transfer limitations. Seller shall transfer Buyer and Customer information only to those second-tier subcontractors that both have a need to know and provide at least the same level of security as specified in this clause.

B.	Safeguarding Controlled Unclassified Information:

The Seller shall apply the following requirements to Controlled Unclassified Information:

1.	Protection. If Seller handles or possesses Customer information that has been declared to be Controlled Unclassified Information (CUI) or can be reasonably assumed to be CUI as defined by the National Archives and Retrieval Administration, Seller shall protect the information in accordance with the DFARS 252.204-7012.

2.	Prohibitions. If Seller is not compliant with the full scope of the DFARS 252.204-7012, to include the requirements outlined in the NIST 800-171, Seller is strictly prohibited from handling CUI on their network, to include laptops, email, and portable storage, etc. unless authorized by Buyer.

3.	Inspection. At Buyer’s request, the Seller shall allow Buyer to review documentation to determine if the Seller is compliant with DFARS 252.204-7012. Seller consents to participation in any Customer sponsored assessments of their system to ascertain compliance with applicable security requirements.

4.	Notifications. If Seller is not compliant with the full scope of DFARS 252.204-7008 or 252.204-7012, to include the requirements outlined in the NIST 800-171, Seller shall notify Buyer immediately. Seller shall immediately (within 72 hours) contact Buyer if there are any internal or external violations of their information systems.

Any agency-specific enhanced cybersecurity requirements included or incorporated in Buyer’s Prime Contract by its Customer shall be incorporated into this Agreement. To the extent that the U.S. Department of Defense imposes additional or revised cybersecurity requirements during the course of performance that implicate Seller’s statement of work, Seller and Buyer agree to amend this Agreement to incorporate the requirements. If Seller is not compliant with the full scope of any agency-specific enhanced security requirements incorporated into this Agreement, Seller shall notify Buyer immediately.

The Seller shall flow down and include the substance of this clause in all second-tier subcontracts under this subcontract (if allowed in accordance with the Article entitled LOWER TIER SUBCONTRACTING), if the Seller’s subcontractor will have access to or generate Controlled Unclassified Information. The Seller shall assess lower tier supplier compliance in accordance with the DFARS 252.204-7012.

By executing this Agreement, Seller certifies and affirms that the controls and requirements in this clause are in place and that they will immediately contact Buyer if there are any internal or external violations of Seller’s information systems

Item 49 - SUBCONTRACT SECURITY CLASSIFICATION SPECIFICATION

Where classified information/data is involved, the Seller shall comply with the National Industrial Security Program. The Seller’s DD Form 254 (if applicable) itemizes the classified portions of work to be performed hereunder. The Seller, upon completion and final delivery of the work requirements, shall promptly notify Buyer's Subcontract Representative in writing, and shall request information regarding the disposition of any classified documents.

It shall be the responsibility of the Seller to optimize the use of currently cleared personnel in completing the requirements of this Agreement at the Seller’s expense. The Seller’s SOW shall identify the level of clearance required in performance of this Agreement. In the event that the Seller requires additional personnel clearances, any delays incurred in the Seller’s progress and/or schedule as a result of the time required to clear such personnel shall be the Seller’s responsibility. Under no circumstances shall Buyer recognize a claim for an equitable adjustment in the Agreement price and/or schedule as a result of any delay due to the failure to have properly cleared personnel.

In the event it becomes necessary to transmit classified material by mail, the transmittal shall be made in accordance with the requirements of the National Industrial Security Program Operation Manual (DOD 5220.22-M). Outer containers shall not disclose the classification or the name of classified material contained within the envelope or package, even though the name itself may not be classified. Internal markings or internal packaging will clearly indicate the level of classification.

Item 50 - DEFENSE PRIORITY AND ALLOCATION SYSTEM (DPAS) RATING

If this Agreement is rated under the Defense Priorities and Allocations System (DPAS) (15 CFR 700), Seller must follow all the requirements of that regulation.

Item 51 - SEVERABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and shall be enforceable to the fullest extent permitted by law.

Item 52 - SURVIVABILITY

Upon expiration or termination of this Agreement, all provisions herein that by their applicability would extend beyond said termination or expiration date will remain in full force and effect.

Item 53 - ORDER OF PRECEDENCE

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among any of the provisions of this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

1.	Labor Hour Subcontract Agreement
2.	SCHEDULE A: Submission of Invoices
3.	SCHEDULE B: FAR & DFAR Clauses
4.	SCHEDULE C: Special Terms and Conditions and Agency Clauses
5.	Annual U.S. Government Representations and Certifications dated 09/24/2020
6.	The Statement of Work dated 09/22/2020
7.	Minimum Labor Categories Qualifications and Descriptions
8.	DD254
9.	Subcontractor Closeout Package

Supplier certifies that all documents and certifications incorporated by reference into this award are true, correct and accurate as of the date of execution.

IN WITNESS WHEREOF, the parties hereto have, through duly authorized officials, executed this Agreement effective as of the signature date on this Agreement.

Item 54 - FAR AND DFARS CLAUSES INCORPORATED BY REFERENCE

In the event the goods, deliverables and/or services covered by this Agreement are to be used in whole or in part for the performance of contracts governed by specific rules and regulations of the Federal Government, the clauses from the Federal Acquisition Regulation (“FAR”) and Defense Federal Acquisition Regulation Supplement (“DFARS”) set forth in Schedule B hereto are incorporated herein by reference

Item 55 - SCHEDULE A: SUBMISSION OF INVOICES

Labor Invoices & Reporting of Labor – Time Collection (Extraction)

Seller employees will utilize Buyer’s web-based SubET Deltek timekeeping application to record their labor hours daily. All labor invoices shall be automatically generated on the Seller’s behalf based on timekeeping entry and timesheet approvals. Payment shall be made in accordance with the payment terms of this subcontract

The process below facilitates the identification and reconciliation of Seller labor costs and allows for automatic processing of invoicing/payment to Seller:

a)	Buyers Program Staff shall provide each Seller employee a system ID, log-on instructions, charge codes in writing and Help Desk support. Charge codes must be used by Seller employees to record labor hours. Seller shall be responsible for obtaining clarification from Buyer Program Staff as needed.

b)	The Seller shall designate, a primary point of contact responsible for coordinating all Seller employee timesheet activity and submissions to Buyer.

c)	Seller employees must enter hours in SubET at the end of the day or no later than 10AM the following business day morning. On days the employee does not work during the week (M-F), 0.00 hours should be recorded.

d)	Timesheets shall be submitted in the Buyer’s web-based SubET timekeeping system by the end of the workday the last day of the time period; time periods end on the 15th and the last day of the month. All changes to previously submitted/approved timesheets and any timesheets that were submitted late shall be included in the next invoicing cycle. Buyer Program Staff will approve/reject all timesheets.

All questions relating to time collection setup, user accounts, approval and backup approver maintenance shall be directed to SubETAdmin@caci.com. Reporting time inaccurately may be determined to be fraud and subject to criminal and civil penalties. Failure to complete time recording as detailed above and any mismatch information may result in delays of payment.

Minimum Labor Qualifications are incorporated into the Prime Contract for each Labor Category and apply to this Subcontract. Prior to commencing work, resumes for each Seller employee must be submitted to Buyer along with completed Subcontractor Labor Category Verification form (362S) certifying the individual meets the minimum labor qualifications. Seller employees’ timesheets shall not be approved until resumes and Labor Category Verification form are received.

By executing this agreement and with the submission of each timesheet, Seller certifies that they have reviewed the qualifications of the individuals whose labor costs will be invoiced and hereby confirms that all individuals meet the minimum requirements for the prime contract labor category qualifications and that all listed professional certifications, accreditations, degree information and citizenship status on the resume are accurate, and that the charges for which payment is requested herein are true and correct.

Travel Invoices:

Travel invoices and all attachments shall be electronically submitted via the Procure to Pay Portal (https://supplier.caci.com) no more frequently than on a bi-monthly basis. Travel invoices are to be documented with travel dates, employee names with itemized description of cost elements and amounts (airfare, hotel, mileage, meals, etc.). Each invoice shall contain the following information:

1)	Seller's name and business address
2)	Date of invoice
3)	Prime Contract/Task Order No.
4)	Subcontract No.
5)	Period covered by invoice (i.e. July 1, 20XX - July 31, 20XX)
6)	Travel receipts

7)	Travel Authorization(s) (if required)
8)	Total charges billed
9)	Remit to address
10)	Program billing charge number: 20610.0010

Payment shall be made in accordance with the payment terms of this subcontract.

Item 56 - SCHEDULE B: FAR & DFAR FLOWDOWN CLAUSES

The clauses from the Federal Acquisition Regulation (“FAR”) and Defense Federal Acquisition Regulation Supplement (“DFARS) set forth below are incorporated by reference into the Order that references this Schedule B.

In order to make the context of these clauses applicable to this Order, the term "Contractor" in all such clauses shall mean "Seller", the term "Contract" in all such clauses shall mean this "Order", and the term "Contracting Officer" shall mean "Buyer" unless otherwise specified.

The terms "Government" and "Contracting Officer" do not change:

(1)	in the phrases "Government Property," "Government-Owned Property," "Government Equipment," "Government- Furnished Property," and "Government-Owned Equipment;"
(2)	when a right, act, authorization, or obligation can be granted or performed only by the Government or the Prime Contract Contracting Officer or his duly authorized representative;
(3)	when access to proprietary financial information or other proprietary data is required;
(4)	when title to property is to be transferred directly to the Government;
(5)	where specifically modified as noted below;
(6)	in FAR 52.215-2, 52.227-1, 52.227-2, 52.227-14, 52.227-19, 52.230-3, 52.246-23, and 52.246-25; and
(7)	in DFARS 252.227-7013, 252.227-7014, 252.227-7015, 252.227-7016, 252.227-7026, and 252.227-7027.

FAR CLAUSES

FAR Reference	Title of Clause	Date
52.203-3	Gratuities	Apr-84
52.203-5	Covenant Against Contingent Fees	May-14
52.203-6	Restrictions on Subcontractor Sales to the Government	Sep-06
52.203-7	Anti-Kickback Procedures (If order exceeds $150,000)	May-14
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	May-14
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity	May-14
52.203-11	Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (If order exceeds $150,000)	Sep-07
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (If order exceeds $150,000)	Oct-10
52.203-13	Contractor Code of Business Ethics and Conduct (If order exceeds $5,500,000)	Oct-15
52.203-14	Display of Hotline Poster(s) (If order exceeds $5,500,000)	Oct-15
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights (if order exceeds $150,000)	Apr-14
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper (May 2011)	May-11
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities	Jul-18
52.204-25	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment	Aug-20
52.209-6	Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (If order exceeds $35,000)	Oct-15
52.211-5	Material Requirements	Aug-00

52.211-15	Defense Priority and Allocation Requirement	Apr-08
52.215-2	Audit and Records Negotiation (If order exceeds $150,000)	Oct-10
52.219-8	Utilization of Small Business Concerns (if Order exceeds $150,000)	Nov-16
52.219-9	Small Business Subcontracting Plan (If order exceeds $700,000 and if supplier is a Large Business)	Jun-16
52.222-1	Notice to the Government of Labor Disputes	Feb-97
52.222-4	Contract Work Hours & Safety Standards Act Overtime Compensation (If order exceeds $150,000)	May-14
52.222-21	Prohibition of Segregated Facilities	Apr-15
52.222-26	Equal Opportunity	Apr-15
52.222-35	Equal Opportunity Veterans (If order exceeds $150,000)	Oct-15
52.222-36	Affirmative Action for Workers with Disabilities (If order exceeds $15,000)	Jul-14
52.222-37	Employment Reports on Veterans (If order exceeds $150,000)	Feb-16
52.222-50	Combating Trafficking in Persons	Mar-15
52.223-3	Hazardous Material Identification and Material Safety Data	Jul-95
52.223-6	Drug-Free Workplace	May-01
52.223-18	Encouraging Contractor Policy to Ban Text Messaging While Driving	Aug-11
52.225-13	Restrictions on Certain Foreign Purchases	Jun-08
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (If order exceeds $150,000)	Dec-07
52.229-3	Federal, State, and Local Taxes	Feb-13
52.242-13	Bankruptcy (If order exceeds $150,000)	Jul-95
52.246-16	Responsibility for Supplies (If order exceeds $150,000)	Apr-84
52.247-63	Preference for U.S. Flag Air Carriers	Jun-03

If checked, the clauses included in the table below are incorporated and are in effect on the date of this Order.

Applies?	FAR Reference	Title of Clause	DATE
X	52.202-1	DEFINITIONS	Nov 13
X	52.203-15	WHISTLEBLOWER PROTECTIONS UNDER THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009	Jun 10
X	52.203-16	PREVENTING PERSONAL CONFLICTS OF INTEREST	Dec 11
X	52.204-10	REPORTING EXECUTIVE COMPENSATION AND FIRST-TIER SUBCONTRACT AWARDS	Oct 15
X	52.204-15	SERVICE CONTRACT REPORTING REQUIREMENTS FOR INDEFINITE- DELIVERY CONTRACTS	Jan 14
X	52.204-2	SECURITY REQUIREMENTS	Aug 96
X	52.204-21	BASIC SAFEGUARDING OF COVERED CONTRACTOR INFORMATION SYSTEMS	Jun 16
X	52.204-5	WOMEN-OWNED BUSINESS (OTHER THAN SMALL BUSINESS)	Oct 14
X	52.204-9	PERSONAL IDENTITY VERIFICATION OF CONTRACTOR PERSONNEL	Jan 11
X	52.207-3	RIGHT OF FIRST REFUSAL OF EMPLOYMENT	May 06
X	52.207-5	OPTION TO PURCHASE EQUIPMENT	Feb 95
X	52.209-9	UPDATES OF PUBLICLY AVAILABLE INFORMATION REGARDING RESPONSIBILITY MATTERS	Jul 13
	52.215-10	PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA	Aug 11

	52.215-11	PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA- MODIFICATIONS	Aug 11
	52.215-12	SUBCONTRACTOR CERTIFIED COST OR PRICING DATA	Oct 10
	52.215-13	SUBCONTRACTOR CERTIFIED COST OR PRICING DATA-MODIFICATIONS	Oct 10
X	52.215-14	INTEGRITY OF UNIT PRICES	Oct 10
X	52.215-14	ALTERNATE I OCT 1997	Oct 97
X	52.215-15	PENSION ADJUSTMENTS AND ASSET REVERSIONS	Oct 10
X	52.215-18	REVERSION OR ADJUSTMENT OF PLANS FOR POSTRETIREMENT BENEFITS (PRB) OTHER THAN PENSIONS	Jul 05
X	52.215-19	NOTIFICATION OF OWNERSHIP CHANGES	Oct 97
X	52.215-2	ALTERNATE I MAR 2009	Mar 09
X	52.215-2	ALTERNATE II APR 1998	Apr 98
X	52.215-2	ALTERNATE III JUN 1999	Jun 99
X	52.215-20	REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA AND DATA OTHER THAN CERTIFIED COST OR PRICING DATA	Oct 10
X	52.215-20	ALTERNATE II OCT 1997 X X X	Oct 97
X	52.215-21	REQUIREMENTS FOR CERTIFIED COST OR PRICING AND DATA OTHER THAN CERTIFIED COST OR PRICING DATA - MODIFICATIONS OCT 2010 52.215.21 ALTERNATE I OCT 2010	Oct 10
X	52.215-21	ALTERNATE II OCT 1997	Oct 97
X	52.215-21	ALTERNATE III OCT 1997	Oct 97
X	52.215-21	ALTERNATE IV OCT 2010	Oct 10
X	52.215-22	LIMITATIONS ON PASS-THROUGH CHARGES-IDENTIFICATION OF SUBCONTRACT EFFORT	Oct 09
X	52.215-23	LIMITATIONS ON PASS-THROUGH CHARGES	Oct 09
X	52.216-12	COST-SHARING CONTRACT-NO FEE	Apr 84
X	52.216-18	ORDERING	Oct 95
X	52.216-19	ORDER LIMITATIONS	Oct 95
X	52.216-29	TIME-AND-MATERIALS/LABOR-HOUR PROPOSAL REQUIREMENTS-NON- COMMERCIAL ITEM ACQUISITION WITH ADEQUATE PRICE COMPETITION	Feb 07
X	52.216-29	TIME-AND-MATERIALS/LABOR- HOUR PROPOSAL REQUIREMENTS — NON- COMMERCIAL ITEM ACQUISITION WITH ADEQUATE PRICE COMPETITION (NOTE: IF DOD USE DFARS 252.216- 7002 ALTERNATE A (FEB 2007) IN COMBINATION WITH FAR	Feb 07
X	52.216-30	TIME-AND-MATERIALS/LABOR-HOUR PROPOSAL REQUIREMENTS-NON- COMMERCIAL ITEM ACQUISITION WITHOUT ADEQUATE PRICE COMPETITION	Feb 07
X	52.216-31	TIME-AND-MATERIALS/LABOR-HOUR PROPOSAL REQUIREMENTS- COMMERCIAL ITEM ACQUISITION	Feb 07
X	52.216-4	ECONOMIC PRICE ADJUSTMENT-LABOR AND MATERIAL	Jan 97
X	52.216-8	FIXED FEE	Jun 11
X	52.217-8	OPTION TO EXTEND SERVICES	Nov 99
X	52.217-9	OPTION TO EXTEND THE TERM OF THE CONTRACT	Mar 00
X	52.219-4	NOTICE OF PRICE EVALUATION PREFERENCE FOR HUBZONE SMALL BUSINESS CONCERNS	Oct 14
X	52.219-9	ALTERNATE II OCT 2001	Oct 01
X	52.222-19	CHILD LABOR-COOPERATION WITH AUTHORITIES AND REMEDIES	Feb 16
X	52.222-2	PAYMENT FOR OVERTIME PREMIUMS	Jul 90
X	52.222-3	CONVICT LABOR	Jun 03

X	52.222-36	ALTERNATE I JUL 2014	Jul 14
X	52.222-40	NOTIFICATION OF EMPLOYEE RIGHTS UNDER THE NATIONAL LABOR RELATIONS ACT	Dec 10
X	52.222-54	EMPLOYMENT ELIGIBILITY VERIFICATION	Oct 15
X	52.223-15	ENERGY EFFICIENCY IN ENERGY-CONSUMING PRODUCTS	Dec 07
X	52.223-3	HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA (ALTERNATE I) JUL 1995	Jul 95
X	52.224-2	PRIVACY ACT	Apr 84
X	52.225-1	BUY AMERICAN-SUPPLIES	May 14
X	52.225-19	CONTRACTOR PERSONNEL IN A DESIGNATED OPERATIONAL AREA OR SUPPORTING A DIPLOMATIC OR CONSULAR MISSION OUTSIDE THE UNITED STATES	Mar 08
X	52.225-3	BUY AMERICAN-FREE TRADE AGREEMENTS-ISRAELI TRADE ACT	May 14
X	52.225-3	ALTERNATE I MAY 2014	May 14
X	52.225-3	ALTERNATE II MAY 2014	May 14
X	52.225-3	ALTERNATE III MAY 2014	May 14
X	52.225-5	TRADE AGREEMENTS	Feb 16
X	52.225-8	DUTY-FREE ENTRY	Oct 10
X	52.227-1	AUTHORIZATION AND CONSENT	Dec 07
X	52.227-10	FILING OF PATENT APPLICATIONS-CLASSIFIED SUBJECT MATTER	Dec 07
X	52.227-11	PATENT RIGHTS-OWNERSHIP BY THE CONTRACTOR	May 14
X	52.227-13	PATENT RIGHTS-OWNERSHIP BY THE GOVERNMENT	Dec 07
X	52.227-14	RIGHTS IN DATA-GENERAL	May 14
X	52.227-14	ALTERNATE I DEC 2007	Dec 07
X	52.227-14	ALTERNATE IV DEC 2007	Dec 07
X	52.227-14	ALTERNATE V DEC 2007	Dec 07
X	52.227-17	RIGHTS IN DATA-SPECIAL WORKS	Dec 07
X	52.227-19	COMMERCIAL COMPUTER SOFTWARE LICENSE	Dec 07
X	52.227-21	TECHNICAL DATA DECLARATION, REVISION, AND WITHHOLDING OF PAYMENT-MAJOR SYSTEMS	May 14
X	52.227-22	MAJOR SYSTEM-MINIMUM RIGHTS	Jun 87
X	52.227-23	RIGHTS TO PROPOSAL DATA (TECHNICAL)	Jun 87
X	52.227-3	PATENT INDEMNITY	Apr 84
X	52.227-9	REFUND OF ROYALTIES	Apr 84
X	52.228-3	WORKERS’ COMPENSATION INSURANCE (DEFENSE BASE ACT)	Jul 14
X	52.228-4	WORKERS’ COMPENSATION AND WAR-HAZARD INSURANCE OVERSEAS	Apr 84
X	52.228-5	INSURANCE-WORK ON A GOVERNMENT INSTALLATION	Jan 97
	52.229-6	TAXES-FOREIGN FIXED-PRICE CONTRACTS	Feb 13
	52.230-2	COST ACCOUNTING STANDARDS	Oct 15
	52.230-3	DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES	Oct 15
	52.230-4	DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES- FOREIGN CONCERNS	Oct 15
	52.230-5	COST ACCOUNTING STANDARDS-EDUCATIONAL INSTITUTION	Oct 15
X	52.230-6	ADMINISTRATION OF COST ACCOUNTING STANDARDS	Jun 10
X	52.232-1	PAYMENTS	Nov 09
X	52.232-12	ADVANCE PAYMENTS (ALTERNATE I) APR 1984	Apr 84
X	52.232-16	ALTERNATE I MAR 2000	Mar 00

X	52.232-17	INTEREST	May 14
X	52.232-23	ASSIGNMENT OF CLAIMS	May 14
X	52.232-23	ALTERNATE I APR 1984	Apr 84
X	52.232-25	PROMPT PAYMENT	Nov 09
X	52.232-25	ALTERNATE I FEB 2002	Feb 02
X	52.232-32	PERFORMANCE-BASED PAYMENTS	Apr 12
X	52.232-40	PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS CONTRACTORS	Dec 13
X	52.232-7	PAYMENTS UNDER TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS	May 12
X	52.233-1	DISPUTES	May 14
X	52.233-1	ALTERNATE I DEC 1991	Dec 91
X	52.233-3	PROTEST AFTER AWARD	Aug 96
X	52.233-3	ALTERNATE I JUN 1985	Jun 85
X	52.237-10	IDENTIFICATION OF UNCOMPENSATED OVERTIME	Mar 15
X	52.237-3	CONTINUITY OF SERVICES	Jan 91
X	52.237-9	WAIVER OF LIMITATION ON SEVERANCE PAYMENTS TO FOREIGN NATIONALS	May 14
X	52.239-1	PRIVACY OR SECURITY SAFEGUARDS	Aug 96
X	52.242-1	NOTICE OF INTENT TO DISALLOW COSTS	Apr 84
X	52.242-15	STOP-WORK ORDER	Aug 89
X	52.242-15	ALTERNATE I APR 1984 X	Apr 84
X	52.242-17	GOVERNMENT DELAY OF WORK	Apr 84
X	52.242-3	PENALTIES FOR UNALLOWABLE COSTS	May 14
X	52.242-4	CERTIFICATION OF FINAL INDIRECT COSTS	Jan 97
X	52.243-1	CHANGES-FIXED-PRICE	Aug 87
X	52.243-1	ALTERNATE I APR 1984	Apr 84
X	52.243-1	ALTERNATE II APR 1984	Apr 84
X	52.243-1	ALTERNATE III APR 1984	Apr 84
X	52.243-2	CHANGES-COST-REIMBURSEMENT	Aug 87
X	52.243-2	ALTERNATE I APR 1984	Apr 84
X	52.243-2	ALTERNATE II APR 1984	Apr 84
X	52.243-2	ALTERNATE V APR 1984	Apr 84
X	52.243-3	CHANGES-TIME-AND-MATERIALS OR LABOR-HOURS	Sep 00
X	52.244-5	COMPETITION IN SUBCONTRACTING	Dec 96
X	52.244-6	SUBCONTRACTS FOR COMMERCIAL ITEMS	Jun 16
X	52.245-1	GOVERNMENT PROPERTY	Apr 12
X	52.245-1	ALTERNATE I APR 2012	Apr 12
X	52.245-1	ALTERNATE II APR 2012	Apr 12
X	52.246-19	ALTERNATE I APR 1984	Apr 84
X	52.246-19	ALTERNATE II APR 1984	Apr 84
X	52.246-19	ALTERNATE III APR 1984	Apr 84
X	52.246-2	INSPECTION OF SUPPLIES-FIXED-PRICE	Aug 96
X	52.246-2	ALTERNATE I JUL 1985 X	Jul 85
X	52.246-2	ALTERNATE II JUL 1985 X	Jul 85
X	52.246-23	LIMITATION OF LIABILITY	Feb 97

X	52.246-24	LIMITATION OF LIABILITY-HIGH-VALUE ITEMS	Feb 97
X	52.246-25	LIMITATION OF LIABILITY-SERVICES	Feb 97
X	52.246-3	INSPECTION OF SUPPLIES-COST-REIMBURSEMENT	May 01
X	52.246-4	INSPECTION OF SERVICES-FIXED-PRICE	Aug 96
X	52.246-5	INSPECTION OF SERVICES-COST-REIMBURSEMENT	Apr 84
X	52.246-6	INSPECTION-TIME-AND-MATERIAL AND LABOR-HOUR	May 01
X	52.246-7	INSPECTION OF RESEARCH AND DEVELOPMENT-FIXED-PRICE	Aug 96
X	52.246-8	INSPECTION OF RESEARCH AND DEVELOPMENT-COST-REIMBURSEMENT	May 01
X	52.246-8	ALTERNATE I APR 1984 X	Apr 84
X	52.246-9	INSPECTION OF RESEARCH AND DEVELOPMENT (SHORT FORM)	Apr 84
X	52.248-1	VALUE ENGINEERING (ALTERNATE I) APR 1984	Apr 84
X	52.248-1	VALUE ENGINEERING (ALTERNATE II) FEB 2000	Feb 00
X	52.248-1	VALUE ENGINEERING (ALTERNATE III) APR 1984	Apr 84
X	52.249-14	EXCUSABLE DELAYS	Apr 84
X	52.249-2	TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (FIXED-PRICE)	Apr 12
X	52.249-4	TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (SERVICES) (SHORT FORM)	Apr 84
X	52.249-6	TERMINATION (COST-REIMBURSEMENT)	May 04
X	52.249-6	ALTERNATE IV SEP 1996	Sep 96
X	52.249-8	DEFAULT (FIXED-PRICE SUPPLY AND SERVICE)	Apr 84
X	52.251-1	GOVERNMENT SUPPLY SOURCES	Apr 12

DFAR CLAUSES

DFAR Reference	Title of Clause	Date
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	Sep-11
252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract Related Felonies	Dec-08
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	Sep-13
252.204-7000	Disclosure of Information	Aug-13
252.204-7012	Safeguarding of Unclassified Controlled Technical Information	Dec-15
252.208-7000	Intent to Furnish Precious Metals as Government-Furnished Material	Dec-91
252.209-7002	Disclosure of Ownership or Control by a Foreign Government
252.211-7000	Acquisition Streamlining	Oct-10
252.215-7000	Pricing Adjustments	Dec-12
252.219-7003	Small Business Subcontracting Plan (DoD Contracts)	Mar-16
252.222-7006	Restrictions on the Use of Mandatory Arbitration Agreements	Dec-10
(If order exceeds $1,000,000 AND if funded from Defense Appropriations Act for Fiscal Year 2010)
252.225-7031	Secondary Arab Boycott of Israel
252.225-7050	Disclosure of Ownership or Control by the Government of a Country that is a State Sponsor of Terrorism
252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	Sep-04
252.227-7037	Validation of Restrictive Markings on Technical Data	Jun-13

252.231-7000	Supplemental Cost Principles	Dec-91
252.239-7017	Notice of Supply Chain Risk (Nov 2013)	Nov-13
252.239-7018	Supply Chain Risk (Oct 2015)	Oct-15
252.246-7007	Contractor Counterfeit Electronic Part Detection and Avoidance System	May-14
(If order is for an electronic part)
252.247-7023	Transportation of Supplies by Sea	Apr-14

ADDITIONAL DFAR CLAUSES:

If checked, the clauses included in the table below are incorporated and are in effect on the date of this Order.

Applies?	DFAR Reference	Title of Clause	Date
X	252.203-7003	AGENCY OFFICE OF THE INSPECTOR GENERAL
X	252.203-7004	DISPLAY OF HOTLINE POSTERS
X	252.204-7004	ALTERNATE A SYSTEM FOR AWARD MANAGEMENT (FEB 2014) DFARS
X	252.204-7007	ALTERNATE A ANNUAL REPRESENTATIONS AND CERTIFICATIONS (JAN 2015) SUBSTITUTE THE FOLLOWING PARAGRAPHS (D) AND (E) FOR PARAGRAPH (D) OF THE PROVISION AT FAR
X	252.204-7015	NOTICE OF AUTHORIZED DISCLOSURE OF INFORMATION FOR LITIGATION SUPPORT
X	252.211-7006	PASSIVE RADIO FREQUENCY IDENTIFICATION
X	252.211-7007	REPORTING OF GOVERNMENT-FURNISHED PROPERTY
X	252.215-7008	ONLY ONE OFFER
X	252.215-7009	PROPOSAL ADEQUACY CHECKLIST
X	252.216-7009	ALLOWABILITY OF LEGAL COSTS INCURRED IN CONNECTION WITH A WHISTLEBLOWER PROCEEDING
X	252.217-7001	SURGE OPTION
X	252.219-7003	ALTERNATE A (MAR 2016) DEVIATION 2013-O0014 SUMMARY SUBCONTRACT REPORT SUBMISSIONS DFARS
X	252.219-7003	SMALL BUSINESS SUBCONTRACTING PLAN (DOD CONTRACTS)(MAR 2016) ALTERNATE I (MAR 2016)
X	252.222-7000	RESTRICTIONS ON EMPLOYMENT OF PERSONNEL
X	252.223-7006	PROHIBITION ON STORAGE AND DISPOSAL OF TOXIC AND HAZARDOUS MATERIALS
X	252.223-7008	PROHIBITION OF HEXAVALENT CHROMIUM
X	252.225-7000	BUY AMERICAN—BALANCE OF PAYMENTS PROGRAM CERTIFICATE
X	252.225-7001	BUY AMERICAN AND BALANCE OF PAYMENTS PROGRAM
X	252.225-7004	REPORT OF INTENDED PERFORMANCE OUTSIDE THE UNITED STATES AND CANADA—SUBMISSION AFTER AWARD
X	252.225-7013	DUTY-FREE ENTRY
X	252.225-7020	TRADE AGREEMENTS CERTIFICATE
X	252.225-7020	TRADE AGREEMENTS CERTIFICATE. USE WITH ALTERNATE I.
X	252.225-7021	TRADE AGREEMENTS
X	252.225-7035	BUY AMERICAN—FREE TRADE AGREEMENTS—BALANCE OF PAYMENTS PROGRAM CERTIFICATE
X	252.225-7040	CONTRACTOR PERSONNEL SUPPORTING U.S. ARMED FORCES DEPLOYED OUTSIDE THE UNITED STATES
X	252.225-7043	ANTITERRORISM/FORCE PROTECTION POLICY FOR DEFENSE CONTRACTORS OUTSIDE THE UNITED STATES
X	252.225-7048	EXPORT-CONTROLLED ITEMS
X	252.227-7013	RIGHTS IN TECHNICAL DATA—NONCOMMERCIAL ITEMS

X	252.227-7014	RIGHTS IN NONCOMMERCIAL COMPUTER SOFTWARE AND NONCOMMERCIAL COMPUTER SOFTWARE DOCUMENTATION
X	252.227-7015	TECHNICAL DATA—COMMERCIAL ITEMS
X	252.227-7016	RIGHTS IN BID OR PROPOSAL INFORMATION
X	252.227-7019	VALIDATION OF ASSERTED RESTRICTIONS—COMPUTER SOFTWARE
X	252.227-7020	RIGHTS IN SPECIAL WORKS
X	252.227-7025	LIMITATIONS ON THE USE OR DISCLOSURE OF GOVERNMENT- FURNISHED INFORMATION MARKED WITH RESTRICTIVE LEGENDS
X	252.227-7027	DEFERRED ORDERING OF TECHNICAL DATA OR COMPUTER SOFTWARE
X	252.227-7030	TECHNICAL DATA—WITHHOLDING OF PAYMENT
X	252.229-7012	TAX EXEMPTIONS (ITALY)—REPRESENTATION
X	252.229-7013	TAX EXEMPTIONS (SPAIN)—REPRESENTATION
X	252.234-7001	NOTICE OF EARNED VALUE MANAGEMENT SYSTEM
X	252.239-7000	PROTECTION AGAINST COMPROMISING EMANATIONS
X	252.243-7001	PRICING OF CONTRACT MODIFICATIONS
X	252.244-7000	SUBCONTRACTS FOR COMMERCIAL ITEMS
X	252.244-7001	CONTRACTOR PURCHASING SYSTEM ADMINISTRATION
X	252.245-7001	TAGGING, LABELING, AND MARKING OF GOVERNMENT- FURNISHED PROPERTY
X	252.245-7002	REPORTING LOSS OF GOVERNMENT-FURNISHED PROPERTY
X	252.245-7003	CONTRACTOR PROPERTY MANAGEMENT SYSTEM ADMINISTRATION
X	252.245-7004	REPORTING, REUTILIZATION, AND DISPOSAL
X	252.246-7001	WARRANTY OF DATA
X	252.246-7003	NOTIFICATION OF POTENTIAL SAFETY ISSUES
X	252.247-7003	PASS-THROUGH OF MOTOR CARRIER FUEL SURCHARGE ADJUSTMENT TO THE COST BEARER
X	252.247-7022	REPRESENTATION OF EXTENT OF TRANSPORTATION BY SEA
X	252.249-7002	NOTIFICATION OF ANTICIPATED CONTRACT TERMINATION OR REDUCTION

Item 57 - SCHEDULE C: SPECIAL TERMS & CONDITIONS and AGENCY SPECIFIC CLAUSES

The clauses and provisions below are extracted directly from the Prime Contract and are incorporated herein and made a part of this Order.

The follow definitions apply to all Clauses and Provisions below:

"Offeror” and “Contractor" shall mean Seller;

"Government", "Contracting Officer" and “Contracting Officer Representative” shall mean Buyer unless otherwise specified;

"Contract" shall mean this Order executed by and between Buyer and Seller.

The terms "Government" and "Contracting Officer" do not change:

i.	in the phrases "Government Property," "Government-Owned Property," "Government Equipment," "Government- Furnished Property," and "Government-Owned Equipment;"
ii.	when a right, act, authorization, or obligation can be granted or performed only by the Government or the Prime Contract Contracting Officer or his duly authorized representative;
iii.	when access to proprietary financial information or other proprietary data is required; and
iv.	when title to property is to be transferred directly to the Government.

ALLIANT 2 SPECIAL TERMS AND CONDITIONS

TRAVEL PRICING (ALL ORDER TYPES)

Contractor personnel may be required to travel to support the requirements of this contract and as stated in individual TOs. Long distance and local travel may be required both in the Contiguous United States (CONUS) and Outside the Contiguous United States (OCONUS). For those TOs requiring travel, the Contractor shall include estimated travel requirements in the proposal as required by the OCO.

If authorized in the Task Order, travel will be reimbursed at actual cost in accordance with the limitations set forth in FAR Subpart 31.205-46, Travel Costs. Profit shall not be applied to travel costs. To the extent authorized by the Task Order, Contractors may apply indirect costs to travel in accordance with the Contractor’s usual accounting practices consistent with FAR 31.2.

The OCO will identify a not-to-exceed travel ceiling under a separate CLIN on the Task Order.

WORK OUTSIDE THE CONTIGUOUS UNITED STATES (OCONUS)

Contiguous United States (CONUS) means the 48 contiguous States and the District of Columbia.

OCONUS includes:

1)	OCONUS. Outside of the contiguous United States.
2)	NON-FOREIGN OCONUS AREA. The states of Alaska and Hawaii, the Commonwealths of Puerto Rico and the Northern Mariana Islands, Guam, and U.S. territories and possessions.

It is anticipated that there may be Task Orders under this contract for work outside the United States. The Contractor will be compensated for work performed OCONUS pursuant to the Task Order. Standard references for OCONUS pricing include:

The U.S. Department of State’s Bureau of Administration, Office of Allowances (see Attachment J-8 Website References) publishes quarterly report indexes of living costs abroad, per-diem rate maximums, quarter’s allowances, hardship differentials, and danger pay allowances for Contractors to follow when proposing on OCONUS efforts. No allowances, other than those listed by the U. S. Department of State, shall be allowed on Task Orders.

The Department of State Standardized Regulations (DSSR) are the controlling regulations for allowances and benefits available to all U.S.

Government civilians assigned to foreign areas; however, for Task Orders issued under the Master Contract, Contractor civilians assigned to foreign areas shall not exceed the allowances and benefits in the DSSR as well.

For OCONUS Task Orders where costs are not specifically addressed in the DSSR, the Government will reimburse the Contractor for all reasonable, allowable, and allocable costs in accordance with FAR 31, Contract Cost Principles and Procedures.

PRESERVATION, PACKAGING, PACKING, AND MARKING

Unless otherwise specified, all items shall be preserved, packaged, and packed in accordance with normal commercial practices, as defined in the applicable commodity specification. Packaging and packing shall comply with the requirements of the Uniform Freight Classification and the National Motor Freight Classification (issue in effect at time of shipment) and each shipping container or each item in a shipment shall be of uniform size and content, except for residual quantities. Where special or unusual packing is specified in an order, but not specifically provided for by the contract, such packing details must be the subject of an agreement independently arrived at between the ordering agency and the contractor.

PACKING LIST

A packing list or other suitable shipping document shall accompany each shipment and shall indicate:

a)	Name and address of the consignor
b)	Name and complete address of the consignee
c)	Government order or requisition number
d)	Government bill of lading number covering the shipment (if any)
e)	Description of the material shipped, including item number, quantity, number of containers, package number (if any), and weight of each package

UNCLASSIFIED AND CLASSIFIED MARKING

Unclassified data shall be prepared for shipment in accordance with requirements set forth in the Order, or if none is specified, pursuant to industry standards.

Classified reports, data, and documentation shall be prepared for shipment in accordance with requirements set forth in the Order, or if none is specified, pursuant to the National Industrial Security Program Operating Manual (NISPOM), DOD 5220.22-M.

SOFTWARE AND MAGNETIC MEDIA MARKINGS

Packages containing software or other magnetic media shall be marked in accordance with requirements set forth in the Order, or if none is specified, shall be marked on external containers with a notice reading substantially as follows: “CAUTION: SOFTWARE/MAGNETIC MEDIA ENCLOSED. DO NOT EXPOSE TO HEAT OR MAGNETIC FIELDS”.

PLACE OF PERFORMANCE

The services to be provided under the Master Contract shall be accomplished at the locations identified in the Task Order and may include locations in the Contiguous United States (CONUS) and Outside the CONUS (OCONUS).

The place of performance and/or delivery requirements will be specified in each individual Order.

ORGANIZATIONAL CONFLICT OF INTEREST

The guidelines and procedures of FAR 9.5 will be used in identifying and resolving any issues of organizational conflict of interest at the Order level.

In the event that an Order requires activity that would create an actual or potential conflict of interest, the Contractor shall identify the potential or actual conflict to the OCO for review per FAR 9.5.

TASK ORDER NOTICE TO THE GOVERNMENT OF DELAYS

(a) In the event the Contractor encounters difficulty in meeting performance requirements, or when it anticipates difficulty in complying with the contract delivery schedule or any date, or whenever the Contractor has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this contract, the Contractor shall immediately notify the Contracting Officer and the Contracting Officer’s Representative, in writing, giving pertinent details, provided that this data shall be informational only in character and that this provision shall not be construed as a waiver by the Government of any delivery schedule or date or of any rights or remedies provided by law or under this contract.

(b) If the Contractor fails to respond in a timely manner to any portion of this contract, delay will be attributed to the Contractor. Although the period of performance may change due to the delay, the price may be subject to a downward adjustment.

(c) If the Government delays performance of this contract, the period of performance and/or price may be revised upon mutual agreement between the Government and the Contractor.

MARKETING

GSA requires the review and approval of any Press/News Releases for Orders and Master Contracts, Marketing/Promotional Materials and Brochures by a Contractor that is GSA GWAC related, including information on the Contractor’s GWAC webpage. The Contractor shall develop and display company specific GSA GWAC brochures for distribution at trade shows, conferences, seminars, etc., and distribute printed materials to enhance awareness of the GSA GWAC. The GWAC Program will periodically provide the GWAC Sales Training. It is highly recommended that the Contractor’s Business Development, Marketing & Sales, and Capture Management personnel attend these training programs.

All marketing, promotional materials, and news releases in connection with the GSA GWAC or Task Order awards under the GSA GWAC, including information on the Contractor’s GSA GWAC web page, may be co-branded with marks owned or licensed by the Contractor and GSA, as long as the Contractor complies with GSAM 552.203-71, Restriction on Advertising, and in the case of GSA’s logo must comply with GSA Star Mark logo policy (See Attachment J-8 Website References). Contractors shall ensure these guidelines are adhered to by its subcontractors.

The Prime Contractor shall not permit the marketing of their Master Contract on its subcontractor webpages that purports to, has the appearance of, or misrepresents itself to be a GSA GWAC approved teaming partner/subcontractor, when this arrangement has not been approved by the GWAC Contracting Officer. Per Section G.23, the Government had not pre- approved any subcontractors for the Master Contract. Subcontractor information may reside on the Prime Contractor’s Alliant webpage for purposes of marketing and customer awareness.

PERMITS

Except as otherwise provided in an individual Order, the Contractor shall, without direct cost to the Government, be responsible for obtaining any and all licenses, certifications, authorizations, approvals, and permits; for complying with any applicable Federal, national, state, and municipal laws, codes, and regulations; and any applicable foreign work permits, authorizations, etc., and/or visas in connection with the performance of any applicable Order issued under the Master Contract.

SECURITY: REQUIRED IT SECURITY POLICIES AND REGULATIONS

Contractors entering into an agreement for service to government activities shall be subject to all ordering activity IT security standards, policies, reporting requirements, and government wide laws or regulations applicable to the protection of government wide information security.

The Contractor acknowledges and affirms by their signed acceptance of this Master Contract they will abide by all required IT security indicated throughout this Master Contract and federal statutes, regulations, executive orders, and agency policies relating to Government IT security. Refer to Attachment J-2 Government Security Publications and Contractor Minimum Security Requirements for Select Systems.

SECURITY: SAFEGUARDING SENSITIVE DATA AND INFORMATION TECHNOLOGY RESOURCES

In accordance with FAR 39.105, this section is included in the Master Contract. This section applies to all users of sensitive data and information technology (IT) resources, including contractors, subcontractors, lessors, suppliers and manufacturers. Agency-specific IT Security guidelines will be identified in individual Task Orders by the issuing agency OCO.

GSA Agency-specific IT Security Guidelines

For all Task Orders issued by the GSA, the following GSA policies are required to be followed by GSA Personnel whether acting as the requiring agency or the contract servicing agency. The IT Security policies can be found on the GSA Directives website. See Attachment J-8 Website References.

1.	CIO P 2100.1 GSA Information Technology (IT) Security Policy
2.	CIO P 2100.2B GSA Wireless Local Area Network (LAN) Security
3.	CIO 2100.3B Mandatory Information Technology (IT) Security Training Requirement for Agency and Contractor Employees with SignificantSecurity Responsibilities
4.	CIO 2104.1A GSA Information Technology IT General Rules of Behavior
5.	CIO 2105.1 B GSA Section 508: Managing Electronic and InformationTechnology for Individuals with Disabilities
6.	CIO 2106.1 GSA Social Media Policy
7.	CIO 2107.1 Implementation of the Online Resource Reservation Software
8.	CIO 2160.4 Provisioning of Information Technology (IT) Devices
9.	CIO 2162.1 Digital Signatures
10.	CIO P 2165.2 GSA Telecommunications Policy
11.	CIO P 2180.1 GSA Rules of Behavior for Handling Personally Identifiable Information (Pll)
12.	CIO 2182.2 Mandatory Use of Personal Identity Verification (PIV) Credentials
13.	CIO P 1878.2A Conducting Privacy Impact Assessments (PIAs) in GSA
14.	CIO IL-13-01 Mobile Devices and Applications
15.	CIO IL-14-03 Information Technology (IT) Integration Policy
16.	HCO 9297.1 GSA Data Release Policy
17.	HCO 9297.2B GSA Information Breach Notification Policy
18.	ADM P 9732.1 D Suitability and Personnel Security
19.	GSAR Clause 552.204-9, Personal Identity Verification Requirements

20.	GSAR Clause 552.239-70, Information Technology Security Plan and Security Authorization
21.	GSAR Clause 552.239-71, Security Requirements for Unclassified Information Technology Resources

Task Order Subcontractors IT Security Guidelines, if applicable

The Contractor and its Subcontractors, if any, shall expressly insert the substance of this Master Contract for their agency-specific IT security guidelines into all GWAC Task Order Subcontractor agreements/contracts who are providing any IT goods or services, including all levels of Subcontractor tiers.

SECURITY: SECURITY CLEARANCES

The Master contract’s pre-established labor categories and associated Maximum Rates cover work at the classified Secret level.

Individual Task Orders may require higher level security clearances. Only those Offerors that meet the required security clearance levels on individual Orders shall be able to compete for Task Orders requiring security clearance(s). When classified work is required on an individual Task Order, the Contract Security Classification Specification, (DD Form 254 or agency equivalent) will be issued to the Contractor by the requiring agency.

The Contractor is responsible for providing personnel with appropriate security clearances to ensure compliance with Government security regulations, as specified on individual Orders. The Contractor shall fully cooperate on all security checks and investigations by furnishing requested information to verify the Contractor employee's trustworthiness and suitability for the position. Clearances may require Special Background Investigations (SBI), Sensitive Compartmented Information (SCI) access or Special Access Programs (SAP), or agency-specific access, such as a Q clearance or clearance for restricted data.

SECURITY: HOMELAND SECURITY PRESIDENTIAL DIRECTIVES-12 (HSPD-12)

The Contractor shall comply with agency personal identity verification procedures identified in individual Orders that implement Homeland Security Presidential Directives-12 (HSPD-12); OMB guidance M-05-24; Federal Information Processing Standards Publication (FIPS PUB) number 201; and GSA HSPD- 12, Personal Identity Verification- I, Standard Operating Procedure (SOP). The Master Contract’s pre-established labor

CONTRACTOR TRAINING

The Contractor is generally expected to maintain the professional qualifications and certifications of its personnel through ongoing training. Unless specifically authorized in an individual Order, the Contractor shall not directly bill the Government for any training.

Mandatory Training

Contractor employees that are engaged in any programmatic reporting capacity with the GWAC Program shall within 90 days of involvement meet the following:

•	All contractor employees having access to the GSA government designated system shall review and understand the various online government designated system video tutorials contained in the government designated system’s Training Module at a website noted in Attachment J-8.

GOVERNMENT PROPERTY

Any equipment, property, or facilities furnished by the Government or any Contractor-acquired property must be specified on individual Orders and follow the policies and procedures of FAR Part 45, Government Property, for providing Government property to Contractors, Contractors’ use and management of Government property, and reporting, redistributing, and disposing of Contractor inventory.

LEASING OF REAL AND PERSONAL PROPERTY

The Government contemplates that leases may be part of a solution offered by a Contractor, but the Government, where the Offeror’s solution includes leasing, will not be the Lessee. Under no circumstances on any Task Order issued under this Master Contract shall:

(a)       The Government be deemed to have privity-of-contract with the owner/lessor of the leased items; or

(b)       The Government be held liable for early termination/cancellation damages if the Government decides not to exercise an Option period under an Order unless the Contractor has specifically disclosed the amount of such damages (or the formula by which such damages would be calculated) as part of its proposal and the OCO for the Order has specifically approved/allowed such damages as part of the Award. The Master Contract strictly prohibits the use of lease-like payment arrangements, which purport to permit the Government to receive delivery of items and then pay for the full cost of the items over time, even if such arrangements are not technically a lease transaction because the Government is not the lessee.

ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY

Pursuant to Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998, all electronic and information technology (EIT) products and services developed, acquired, maintained, or used under Task Orders issued against the contract must comply with the "Electronic and Information Technology Accessibility Provisions" set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the "Access Board") in 36 CFR part 1194.

The offeror must reference the Section 508 technical standards below as a resource for meeting compliance of deliverables:

1194.21 Software applications and operating systems

1194.22 Web-based Intranet and Internet Information and Applications

1194.23 Telecommunications Products

1194.24 Video and multimedia products

1194.25 Self-contained, closed products

1194.26 Desktop and portable computers

1194.31 Functional Performance Criteria

1194.41 Information, Documentation and Support

The Offeror must comply with all required Federal or agency standards, including providing a Voluntary Product Accessibility Template (VAT) or Government Product and Services Accessibility Template (GPAT), as specified in the scope of work for each Task Order. OCOs have the option to perform testing and validation of EIT deliverables against any conformance claim and may include Section 508 compliance as an evaluation factor within a Task Order. Information about Section 508 provisions and complete text is available on the GSA Government- wide Section508 Accessibility Program website. (See Attachment J.8 Website References).

INTERNET PROTOCOL VERSION 6 (IPV6)

The Master Contract involves the acquisition of Information Technology (IT) that uses Internet Protocol (IP) technology. The Contractor agrees that: (1) all deliverables that involve IT that uses IP (products, services, software, etc.) comply with IPv6 Standards and interoperate with both IPv6 and IPv4 systems and products; and (2) it has IPv6 technical support for fielded product management, development, and implementation available. If the Contractor plans to offer a deliverable that involves IT that is not initially compliant, the Contractor shall (1) obtain the Task Order Ordering Contracting Officer's (OCO’s) approval before starting work on the deliverable; and (2) have IPv6 technical support for fielded product management, development and implementation available. Should the Contractor find that the Statement of Work (SOW) or specifications of this contract do not conform to IPv6 standards, it must notify the Task Order OCO of such nonconformance and act in accordance with the instructions of the OCO.

COMMERCIAL SOFTWARE AGREEMENTS

The Government understands that commercial software tools will be purchased in furtherance of this GWAC and subsequent orders, and may be subject to commercial agreements which may take a variety of forms, including without limitation, licensing agreements, terms of service, maintenance agreements, and the like, whether existing, in hard copy or in an electronic or online format such as "clickwrap" or "browsewrap" (collectively, "Software Agreements"). The parties a cknowledge that 12.212(a) requires the Government to procure such tools and their associated documentation under such Software Agreements to the extent such Software Agreements are consistent with Federal law.

The GSA Senior Procurement Executive issued a class deviation on 31 July 2015 to the GSAR to reconcile federal requirements with the terms of standard Commercial Supplier Agreements. An objective of the class deviation is to alleviate costs and delays of negotiating contract terms that federal purchasers can accept from commercial sources of information technology. This deviation (Acquisition Letter MV-15-03) is incorporated by reference into the Master Contract applicable to all Task Orders issued by GSA Contracting Officers

LOGISTICAL SUPPORT PRIVILEGES

As specified on individual Orders, Contractors may be required to provide logistical support in OCONUS areas. Individual Orders will specify whether Status of Forces Agreements (SOFAs) for foreign jurisdictions will apply and will be processed for foreign tax exemption purposes. At the discretion of the Military Theatre Commander, the Government may provide, but is not limited to, use of the following:

a)	Military or other U.S. Government Clubs, exchanges, or other non- appropriated fund organizations;
b)	(Military or other U.S. Government commissary stores;
(c)	Military or other U.S. Government postal facilities;
c)	Utilities and services in accordance with priorities, rates or tariffs
d)	established by military or other U.S. Government agencies;
e)	Military Payment Certificate (MPC), where applicable;
f)	Military or other U.S. Government banking facilities; and
g)	Military or other U.S. Government provided telephones, lines, and
h)	services with direct dialing capability and access to the Defense Switched

Network (DSN), (formerly AUTOVON). The precedence of usage shall be coincident with the urgency of the requirement and in accordance with Government and Military regulations.

(DBAI)DEFENSE BASE ACT INSURANCE

Pursuant to FAR 28.305, DBAI coverage provides workers’ compensation benefits (medical, disability, death) in the event of a work-related injury or illness that occurs outside the United States.

The Government requires that employees hired by Contractors and subcontractors who work inter https://max.gov/ https://max.gov/ https://max.gov/ https://max.gov/ https://max.gov/ https://max.gov/ nationally be protected by the DBAI coverage, regardless of their assignment and/or location unless a waiver has been obtained by the U.S. Department of Labor.

DBAI shall be at no direct cost to the GWAC Program; however, if required and approved by an OCO under an individual Task Order, DBAI may be charged as a direct cost to the government.

GOVERNMENT SECURITY PUBLICATIONS AND CONTRACTOR MINIMUM SECURITY REQUIREMENTS FOR SELECT SYSTEMS

The Government requires that information technology solutions meet Federal security standards. The security requirements of government sensitive data and information technology (IT) resources, including awardees, contractors, subcontractors, lessors, suppliers and manufacturers are located in Section H.7 SAFEGUARDING SENSITIVE DATA AND INFORMATION TECHNOLOGY RESOURCES. Additional security requirements, standards and specifications may be provided at the Task level and the contractors must understand certain Security Publications so that contractors are prepared to comply if encountered at the Task level. Furthermore, the Government requires that Contractors ensure a minimal level of security for certain select systems as outlined in this document.

Federal Security Standards at the Task Level

Contractors entering into an agreement for services at the Task Order level to the General Services Administration (GSA) and/or its Federal customers shall be contractually subject to all GSA and Federal IT Security standards, policies, and reporting requirements. The Contractor shall meet and comply with all GSA IT Security Policies and all applicable GSA and NIST standards and guidelines, and other Government-wide laws and regulations for protection and security of Information Technology. All GSA Contractors must comply with the GSA policies referenced within the GSA IT Security Policy that are listed under Section H.7

SAFEGUARDING SENSITIVE DATA AND INFORMATION TECHNOLOGY RESOURCES.

Contractors are also required to comply with Federal Information Processing Standards (FIPS), the “Special Publication 800 series” guidelines published by NIST, and the requirements of FISMA.

•	FAR 52.204-21 (June 2016) Basic Safeguarding of Covered Contractor Information Systems
•	Federal Information Security Management Act (FISMA) of 2002.
•	Clinger-Cohen Act of 1996 also known as the “Information Technology Management Reform Act of 1996.”
•	Privacy Act of 1974 (5 U.S.C. § 552a).
•	Homeland Security Presidential Directive (HSPD-12), “Policy for a Common Identification Standard for Federal Employees and Contractors”, August 27, 2004.

•	Office of Management and Budget (OMB) Circular A-130, “Management of Federal Information Resources”, and Appendix III, “Security of Federal Automated Information Systems”, as amended.
•	OMB Memorandum M-04-04, “E-Authentication Guidance for Federal Agencies.”
•	FIPS PUB 199, “Standards for Security Categorization of Federal Information and Information Systems.”
•	FIPS PUB 200, “Minimum Security Requirements for Federal Information and Information Systems.”
•	FIPS PUB 140-2, “Security Requirements for Cryptographic Modules.”
•	NIST Special Publication 800-18 Rev 1, “Guide for Developing Security Plans for Federal Information Systems.”
•	NIST Special Publication 800-30, “Risk Management Guide for Information Technology Security Risk Assessment Procedures for Information Technology Systems.”
•	NIST Special Publication 800-34, “Contingency Planning Guide for Information Technology Systems.”
•	NIST Special Publication 800-37, Revision 1, “Guide for the Security Certification and Accreditation of Federal Information Systems.”
•	NIST Special Publication 800-47, “Security Guide for Interconnecting Information Technology Systems.”
•	NIST Special Publication 800-53 Revision 3, “Recommended Security Controls for Federal Information Systems.”
•	NIST Special Publication 800-53A, “Guide for Assessing the Security Controls in Federal Information Systems.”

Cloud Computing Security Requirements for the Department of Defense (DOD) and the Defense Information Systems Agency (DISA)

For those Task Orders issued under DOD/DISA, Program Managers (PMs) or Federal Service Manager (FSMs) must implement any cloud computing services in accordance with DISA provided in the Cloud Computing Security Requirements Guide (SRG) found at the DoD Cloud Computing Security Website (See Attachment J-8 Website References). Prior to contract award, all commercially provided cloud services must have a DoD Provisional Authorization granted by DISA. Prior to operational use, all cloud services must have an Authority to Operate granted by the PM/FSM’s Authorizing Official. PMs/FSMs that acquire or use cloud services remain responsible for ensuring that end to end security and computer network defense requirements are met.

Information Security Policies, Procedures, and Practices

In addition to being able to perform in accordance to the referenced publications as required at the Task level for sensitive data and information technology (IT) resources, a contractor must ensure that the contractor's information security policies, procedures, and practices applicable to all information systems it owns or operates which contain, transmit, or process information provided by or generated for the Government to support the operations and assets of a Federal agency (“Federal Information”), which may be reasonably contemplated to be used during the performance of this contract, meet, at a minimum, the requirements of the security control baseline for Low-Impact information systems (in the most current version of NIST Special Publication 800-53), or conform to the requirements commercial standards that provide a substantially equivalent or greater level of security.

AGENCY (GSAR) SPECIFIC CLAUSES

The following clauses are applicable to this Order, are in effect on the date of this Order and are incorporated herein.

Reference	Title of Clause	Date
552.252-6	AUTHORIZED DEVIATIONS IN CLAUSES (DEVIATION FAR 52.252-6)	SEP 1999
552.204-9	PERSONAL IDENTITY VERIFICATION REQUIREMENTS	OCT 2012
552.204-70	CYBER INCIDENT REPORTING REQUIREMENTS	PENDING
552.212-4	CONTRACT TERMS AND CONDITIONS- COMMERCIAL ITEMS (ALTERNATE II) (FAR DEVIATION)	JUL 2015
552.215-70	EXAMINATION OF RECORDS BY GSA	FEB 1996
552.237-73	RESTRICTION ON DISCLOSURE INFORMATION	JUN 2009
552.232-78	COMMERCIAL SUPPLIER AGREEMENTS	FEB 2018
552.239-71	SECURITY REQUIREMENTS FOR UNCLASSIFIED INFORMATION TECHNOLOGY RESOURCES	JUN 2011

Item 58 - TASK ORDER FAR & DFAR CLAUSES

The clauses from the Federal Acquisition Regulation (“FAR”) and Defense Federal Acquisition Regulation Supplement (“DFARS) set forth below are incorporated by reference into the Order, in addition to the FAR and DFAR clauses incorporated into the Agreement listed on the cover page of this Order.

In order to make the context of these clauses applicable to this Order, the term "Contractor" in all such clauses shall mean "Seller", the term "Contract" in all such clauses shall mean this "Order", and the term "Contracting Officer" shall mean "Buyer" unless otherwise specified.

The terms "Government" and "Contracting Officer" do not change:

(1)	in the phrases "Government Property," "Government-Owned Property," "Government Equipment," "Government- Furnished Property," and "Government-Owned Equipment;"
(2)	when a right, act, authorization, or obligation can be granted or performed only by the Government or the Prime Contract Contracting Officer or his duly authorized representative;
(3)	when access to proprietary financial information or other proprietary data is required;
(4)	when title to property is to be transferred directly to the Government;
(5)	where specifically modified as noted below;
(6)	in FAR 52.215-2, 52.227-1, 52.227-2, 52.227-14, 52.227-19, 52.230-3, 52.246-23, and 52.246-25; and
(7)	in DFARS 252.227-7013, 252.227-7014, 252.227-7015, 252.227-7016, 252.227-7026, and 252.227-7027.

FAR CLAUSES

Applies?	FAR Reference	Title of Clause	DATE
X	52.204-9	PERSONAL IDENTITY VERIFICATION OF CONTRACTOR PERSONNEL	Jan 11
X	52.215-10	PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA	Aug 11
X	52.215-11	PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA- MODIFICATIONS	Aug 11
X	52.215-12	SUBCONTRACTOR CERTIFIED COST OR PRICING DATA	Oct 10
X	52.215-13	SUBCONTRACTOR CERTIFIED COST OR PRICING DATA-MODIFICATIONS	Oct 10
X	52.215-2	AUDIT AND RECORDS-NEGOTIATION	Oct 10
	52.215-20	REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA AND DATA OTHER THAN CERTIFIED COST OR PRICING DATA	Oct 10
	52.215-21	REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA AND DATA OTHER THAN CERTIFIED COST OR PRICING DATA-MODIFICATIONS	Oct 10
X	52.215-23	LIMITATIONS ON PASS-THROUGH CHARGES	Oct 09
	52.216-7	ALLOWABLE COST AND PAYMENT	Aug 18
	52.216-8	FIXED FEE	Jun 11
X	52.222-50	COMBATING TRAFFICKING IN PERSONS	Jan 19
X	52.228-3	WORKERS’ COMPENSATION INSURANCE (DEFENSE BASE ACT)	Jul 14
X	52.228-4	WORKERS’ COMPENSATION AND WAR-HAZARD INSURANCE OVERSEAS	Apr 84
	52.230-2	COST ACCOUNTING STANDARDS	Oct 15
X	52.232-40	PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS CONTRACTORS	Dec 13
X	52.233-3	PROTEST AFTER AWARD – ALT I (JUNE 1995)	Jun 95
X	52.243-2	CHANGES – COST REIMBURSEMENT ALT II (AUG 1987)	Aug 87

X	52.245-1	GOVERNMENT PROPERTY	Jan 17
X	52.246-5	INSPECTION OF SERVICES-COST-REIMBURSEMENT	Apr 84
X	52.249-6	TERMINATION (COST-REIMBURSEMENT)	May 04

DFAR CLAUSES

Applies?	DFAR Reference	Title of Clause	DATE
X	252.203-7001	PROHIBITION ON PERSONS CONVICTED OF FRAUD OR OTHER DEFENSE- CONTRACT-RELATED FELONIES	Dec 08
X	252.203-7002	REQUIREMENTS TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS	Sep 13
X	252.203-7003	AGENCY OFFICE OF THE INSPECTOR GENERAL	Dec 12
X	252.204-7000	DISCLOSURE OF INFORMATION	Oct 16
X	252.204-7012	SAFEGUARDING COVERED DEFENSE INFORMATION AND CYBER INCIDENT REPORTING	Oct 16
X	252.204-7015	NOTICE OF AUTHORIZED DISCLOSURE OF INFORMATION FOR LITIGATION SUPPORT	May 16
X	252.211-7007	REPORTING OF GOVERNMENT-FURNISHED PROPERTY	Aug 12
X	252.225-7048	EXPORT-CONTROLLED ITEMS	Jun 13
X	252.245-7001	TAGGING, LABELING, AND MARKING OF GOVERNMENT-FURNISHED PROPERTY	Apr 12
X	252.245-7002	REPORTING LOSS OF GOVERNMENT-FURNISHED PROPERTY	Dec 17
X	252.245-7003	CONTRACTOR PROPERTY MANAGEMENT SYSTEM ADMINISTRATION	Apr 12
X	252.245-7004	REPORTING, REUTILIZATION, AND DISPOSAL	Dec 17